SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                                DONEGAL GROUP INC.
 ................................................................................
                 (Name of Registrant as Specified In Its Charter)
 ................................................................................
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:
      ..........................................................................

      2) Aggregate number of securities to which transaction applies:
      ..........................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ..........................................................................

      4) Proposed maximum aggregate value of transaction:
      ..........................................................................

      5) Total fee paid:
      ..........................................................................

[ ]   Fee paid previously with materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      ..........................................................................

      2) Form, Schedule or Registration Statement No.:
      ..........................................................................

      3) Filing Party:
      ..........................................................................

      4) Date Filed:
      ..........................................................................

                                                                  March 29, 2001

Dear Stockholder:

     You are cordially invited to attend our annual meeting of stockholders on Thursday, April 19, 2001 at the Company's headquarters, 1195 River Road, Marietta, Pennsylvania beginning at 10:00 a.m.

     In addition to the customary election of directors and auditors and my report on the Company's current operations and outlook, the Board of Directors has approved, and recommends that you approve, certain changes to our capital structure designed to provide the Company with additional flexibility for the purposes, among others, of raising equity capital in the future and issuing equity securities in connection with potential future acquisitions.

     Specifically, stockholders will be asked to consider and vote upon an amendment to the Company's Certificate of Incorporation that would: (i) authorize a new class of common stock designated Class A common stock that would have one-tenth of a vote per share, (ii) reclassify your existing common stock as Class B common stock and (iii) effect a one-for-three reverse split of the Class B common stock. Immediately thereafter, the Company would distribute as a stock dividend two shares of Class A common stock for each share of Class B common stock held. As a result of the amendment, the reverse split and the stock dividend, each stockholder will continue to have the same relative voting power in the Company and the same number of total shares in the Company. The accompanying proxy statement describes these proposed actions in detail, and stockholders should read this information carefully.

     The Company's Board of Directors has unanimously approved the proposed actions and believes they are in the best interests of the Company and all of its stockholders. From the Company's perspective, authorization of the Class A common stock will enable the Company to issue that stock to raise additional equity capital and to effect acquisitions without materially adversely affecting the relative voting power of any stockholder, including that of Donegal Mutual Insurance Company as our majority stockholder. From a stockholder's perspective, our Board of Directors believes the amendment, the reverse split and the stock dividend provide a number of benefits, including the following:

     o the prospect of increased liquidity in the Class A common stock, which the Company intends to list on the Nasdaq National Market, particularly as additional shares may be issued in the future as described in the proxy statement;

     o the receipt of enhanced dividend income, in that the Board of Directors intends to establish a quarterly dividend rate of $.10 per share on the Class A common stock while maintaining the quarterly dividend rate of $.09 per share on the Class B common stock;

     o stockholders will have the ability to sell some of their holdings by selling Class A common stock without materially affecting their relative voting power; and

     o the establishment of a capital structure that should enhance the Company's future growth and profitability.

     Accordingly, the Company's Board of Directors recommends that you vote FOR the amendments to the Company's Certificate of Incorporation and urges that you execute and return your proxy promptly. Stockholders who return an executed proxy may nevertheless attend the annual meeting and vote in person.

                                          Sincerely,


                                          /s/DONALD H. NIKOLAUS
                                          -------------------------------------
                                          Donald H. Nikolaus,
                                          President and Chief Executive Officer

                               DONEGAL GROUP INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 19, 2001

                               ------------------

To the Stockholders of
DONEGAL GROUP INC.:

     The annual meeting of stockholders of Donegal Group Inc. will be held at 10:00 a.m., local time, on April 19, 2001, at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547. At the annual meeting, the stockholders will act on the following matters:

     1. Election of three Class C directors, to serve until the expiration of their three-year terms and until their successors are elected;

     2. Approval of a proposal to (a) amend Article 4 of the Company's Certificate of Incorporation (the "Amendment") to (i) authorize 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A common stock, (ii) reclassify the Company's existing common stock as Class B common stock, effect a one-for-three reverse split of the Class B common stock and reduce the number of authorized shares thereof from 20,000,000 shares to 10,000,000 shares, (iii) eliminate the Company's existing Class A common stock, (iv) establish the rights, powers and terms of the Class A common stock and Class B common stock and (v) retain the authority to issue 2,000,000 shares of series preferred stock, and (b) restate
          Article 4 of the Certificate of Incorporation as so amended;

     3.   Approval of the Company's 2001 Equity Incentive Plan for Employees;

     4.   Approval of the Company's 2001 Equity Incentive Plan for Directors;

     5.   Approval of the Company's 2001 Employee Stock Purchase Plan;

     6. Election of KPMG LLP as independent public accountants for the Company for 2001; and

     7.   Any other matters that properly come before the meeting.

     All stockholders of record as of the close of business on February 21, 2001 are entitled to vote at the annual meeting.

     The Company's 2000 Annual Report, which is not part of the proxy soliciting material, is enclosed.

     It is important that your shares be represented and voted at the annual meeting. Please complete, sign and return the enclosed proxy card in the envelope provided whether or not you expect to attend the annual meeting in person.

                                     By Order of the Board of Directors,

                                     /s/DONALD H. NIKOLAUS
                                     -------------------------------------
                                     Donald H. Nikolaus,
                                     President and Chief Executive Officer

March 29, 2001
Marietta, Pennsylvania

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ABOUT THE ANNUAL MEETING ................................................     1
     What is the purpose of the annual meeting? .........................     1
     Who is entitled to vote at the meeting? ............................     1
     What are the voting rights of the stockholders? ....................     1
     Who can attend the annual meeting? .................................     1
     What constitutes a quorum? .........................................     2
     How do I vote? .....................................................     2
     Can I change my vote after I return my proxy card? .................     2
     How do I vote my 401(k) plan shares? ...............................     2
     What are the Board's recommendations? ..............................     2
     What vote is required to approve each item? ........................     3
     Who will pay the costs of soliciting proxies on behalf of the
          Board of Directors?............................................     3

STOCK OWNERSHIP .........................................................     3
     Who are the largest owners of the Company's stock? .................     3
     How much stock do the Company's directors and executive
          officers own?..................................................     4
     Section 16(a) beneficial ownership reporting compliance.............     5
     Relationship with the Mutual Company ...............................     5

ITEM 1 -- ELECTION OF DIRECTORS .........................................     7
     Directors Standing for Election ....................................     7
     Directors Continuing in Office .....................................     8
     The Board of Directors and Its Committees ..........................     8
     Compensation of Directors ..........................................     9
     Executive Compensation .............................................     9
     Summary Compensation Table .........................................    10
     Options Exercised and Values for Fiscal Year 2000 ..................    10
     Report of the Compensation Committee ...............................    11
     Comparison of Total Return on the Company's Common Stock with
          Certain Averages...............................................    13
     Report of the Audit Committee ......................................    14
     Certain Transactions ...............................................    14

ITEM 2 -- PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION ............    15
     Description of the Amendment and the Stock Dividend ................    15
     Background of the Amendment and the Stock Dividend .................    16
     Reasons for the Amendment and the Stock Dividend;
          Recommendation of the Board of Directors.......................    16
     Certain Potential Disadvantages of the Amendment and the
          Stock Dividend.................................................    18
     Federal Income Tax Consequences ....................................    19
     Description of the Class A Common Stock and the Class B
          Common Stock...................................................    19
     Stockholder Information ............................................    21
     Certain Effects of the Amendment and the Stock Dividend.............    21

ITEM 3 -- APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN FOR EMPLOYEES.......    23
     Description of the 2001 Equity Incentive Plan ......................    23
     Incentive Options and Non-Qualified Options ........................    24
     Amendment and Termination ..........................................    25
     Federal Income Tax Consequences ....................................    25

ITEM 4 -- APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN FOR DIRECTORS.......    27
     Description of the 2001 Director Plan ..............................    27
     Restricted Stock Awards ............................................    28
     Non-Qualified Stock Options ........................................    28
     Amendment and Termination ..........................................    29
     Federal Income Tax Consequences ....................................    29

ITEM 5 -- APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN .............    30
     Description of the 2001 Employee Stock Purchase Plan ...............    30
     Amendment and Termination ..........................................    31
     Federal Income Tax Consequences ....................................    31

ITEM 6 -- ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS ....................    32

STOCKHOLDER PROPOSALS....................................................    32

OTHER MATTERS............................................................    33

APPENDIX A -- AUDIT COMMITTEE CHARTER ...................................   A-1

APPENDIX B -- AMENDED AND RESTATED ARTICLE 4 OF THE CERTIFICATE
     OF INCORPORATION....................................................   B-1

                               DONEGAL GROUP INC.

                                ----------------

                                PROXY STATEMENT

                                ---------------

     This proxy statement contains information relating to the annual meeting of stockholders of Donegal Group Inc. to be held on Thursday, April 19, 2001, beginning at 10:00 a.m., at the offices of the Company, 1195 River Road, Marietta, Pennsylvania 17547, and at any postponement, adjournment or continuation of the meeting. This proxy statement and accompanying proxy are first being mailed to stockholders on March 29, 2001.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including

     o    the election of directors,

     o the approval of an amendment of the Company's Certificate of Incorporation,

     o    the approval of the 2001 Equity Incentive Plan for Employees,

     o    the approval of the 2001 Equity Incentive Plan for Directors,

     o    the approval of the 2001 Employee Stock Purchase Plan, and

     o    the election of the Company's independent public accountants.

     In addition, the Company's management will report on the performance of the Company during 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on the record date, February 21, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement, adjournment or continuation of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE STOCKHOLDERS?

     Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the meeting.

     As of the record date, Donegal Mutual Insurance Company (the "Mutual Company") owned 5,511,127 shares of the Company's outstanding common stock, or approximately 62.2% of the Company's outstanding common stock. The Mutual Company has advised the Company that the Mutual Company will vote its shares for the election of Thomas J. Finley, Jr., R. Richard Sherbahn and John J. Lyons as Class C directors, for all of the proposals set forth in the notice of annual meeting and for the election of KPMG LLP as the Company's independent public accountants for 2001. Therefore, Messrs. Finley, Sherbahn and Lyons will be elected as Class C directors, the proposals set forth in the notice of annual meeting will be approved and KPMG LLP will be elected as the Company's independent public accountants for 2001, irrespective of the votes cast by the stockholders of the Company other than the Mutual Company.

WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

     If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,875,127 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a signed proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend the meeting in person and request that your proxy be revoked, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) PLAN SHARES?

     If you participate in the Donegal Mutual Insurance Company 401(k) Plan, you may vote the number of shares of common stock equivalent to the interest in common stock credited to your account as of the record date. You may vote by instructing Reliance Trust, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 9, 2001.

     If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by April 9, 2001 by filing with the trustee either a written notice or revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote:

     o for election of the nominated Class C directors (see pages 7 through 14),

     o for the amendment of the Certificate of Incorporation (see pages 15 through 22),

     o    for the 2001 Equity Incentive Plan for Employees (see pages 23 through
          27),

     o    for the 2001 Equity Incentive Plan for Directors (see pages 27 through
          29),

     o for the 2001 Employee Stock Purchase Plan (see pages 30 through 32), and

     o for election of KPMG LLP as the Company's independent public accountants for 2001 (see page 32).

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Cumulative voting is not permitted in the election of directors.

     Other Items. The affirmative vote of the holders of a majority of the shares entitled to vote will be required for approval of the amendment of the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval of the 2001 Equity Incentive Plan for Employees, the 2001 Equity Incentive Plan for Directors, the 2001 Employee Stock Purchase Plan and the election of independent public accountants. Abstentions and shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner of or person otherwise entitled to vote the shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of a proposal because each abstention and broker non-vote will represent one fewer vote for approval of the proposal.

     If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Board, i.e., for the election of the Company's nominees for Class C director, for the proposals set forth in the notice of annual meeting and for the election of KPMG LLP as the Company's independent public accountants.

WHO WILL PAY THE COSTS OF SOLICITING PROXIES ON BEHALF OF THE BOARD OF
DIRECTORS?

     The Company is making this solicitation and will pay the cost of soliciting proxies on behalf of the Board of Directors, including expenses of preparing and mailing this proxy statement. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. Upon request, the Company will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The following table identifies each person who is known by the Company to beneficially own more than 5% of the Company's outstanding common stock. All information is as of February 21, 2001 unless otherwise noted.

                                                 SHARES              PERCENT OF
       NAME OF INDIVIDUAL                     BENEFICIALLY          OUTSTANDING
      OR IDENTITY OF GROUP                       OWNED              COMMON STOCK
      --------------------                       -----              ------------

Donegal Mutual Insurance Company............   5,511,127              62.2%
   1195 River Road
   Marietta, PA  17547

Wellington Management Company, LLP..........     498,400(1)            5.6%
   75 State Street
   Boston, MA  02109

------------------
(1) As reported by Wellington Management Company, LLP as of December 31, 2000 in a filing made with the Securities and Exchange Commission (the "SEC").

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount and percentage of the Company's outstanding common stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group as of February 21, 2001.

                                                SHARES            PERCENT OF
          NAME OF INDIVIDUAL                 BENEFICIALLY         OUTSTANDING
         OR IDENTITY OF GROUP                  OWNED(1)         COMMON STOCK(2)
         --------------------                  --------         --------------

DIRECTORS AND NOMINEES:
  C. Edwin Ireland......................       20,440(3)               --
  Donald H. Nikolaus....................      486,892(4)              5.3%
  Patricia A. Gilmartin.................       11,905(3)               --
  Philip H. Glatfelter, II..............       14,379(3)               --
  R. Richard Sherbahn...................       10,026(3)               --
  Robert S. Bolinger....................       11,481(3)               --
  Thomas J. Finley, Jr. ................       10,574(3)               --
  John J. Lyons.........................          --                   --

EXECUTIVE OFFICERS (5):
  Ralph G. Spontak......................      173,760(6)              1.9%
  William H. Shupert....................       67,944(7)               --
  Robert G. Shenk.......................       70,071(8)               --
  James B. Price........................       61,748(9)               --
  All directors and executive officers
     as a group (12 persons)............      983,947(10)            10.3%

--------------

(1) Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person's spouse, or individually by his or her spouse.

(2)  Less than 1% unless otherwise indicated.

(3) Includes 8,889 shares of common stock the director has the option to purchase under the Company's Amended and Restated 1996 Equity Incentive Plan for Directors (the "1996 Director Plan") that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

(4) Includes 300,000 shares of common stock Mr. Nikolaus has the option to purchase under the Company's 1996 Amended and Restated Equity Incentive Plan (the "1996 Equity Incentive Plan") that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

(5)  Excludes executive officers listed under "Directors."

(6) Includes 139,999 shares of common stock Mr. Spontak has the option to purchase under the 1996 Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

(7) Includes 60,666 shares of common stock Mr. Shupert has the option to purchase under the 1996 Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

(8) Includes 61,667 shares of common stock Mr. Shenk has the option to purchase under the 1996 Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

(9) Includes 53,333 shares of common stock Mr. Price has the option to purchase under the 1996 Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

(10) Includes 650,108 shares of common stock purchasable upon the exercise of options granted under the 1996 Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement, and 53,334 shares of common stock purchasable upon the exercise of options granted under the 1996 Director Plan that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of the Company, as well as persons who own more than 10% of a class of equity securities of the Company, file reports of their ownership of the Company's securities, as well as monthly statements of changes in such ownership, with the Company, the SEC and the Nasdaq Stock Market. Based upon written representations received by the Company from its officers, directors and more than 10% stockholders, and the Company's review of the monthly statements of ownership changes filed with the Company by its officers, directors and more than 10% stockholders during 2000, the Company believes that all such filings required during 2000 were made on a timely basis.

RELATIONSHIP WITH THE MUTUAL COMPANY

     The Company was formed by the Mutual Company in August 1986 and was a wholly owned subsidiary of the Mutual Company until November 1986, when the Company sold 600,000 shares of common stock in a public offering, thereby reducing the Mutual Company's ownership of the Company's outstanding common stock from 100% to approximately 79.5%, which subsequently increased to approximately 84%. In September 1993, the Company sold 1,150,000 shares of common stock in a public offering. At the same time, the Mutual Company sold 200,000 shares of the Company's common stock, reducing the Mutual Company's ownership of the Company's outstanding common stock to approximately 57%. From that date through February 21, 2001, the Mutual Company has at various times purchased an aggregate of 591,100 shares of the Company's common stock in the open market in exempt transactions under SEC Rule 10b-18 and in private transactions. In addition, since the adoption of the Company's Dividend Reinvestment Plan in July 1997, the Mutual Company has purchased 555,905 shares of the Company's common stock through the reinvestment of dividends. The Mutual Company owned 5,511,127 shares, or approximately 62.2% of the Company's common stock, as of February 21, 2001.

     The Company's operations are interrelated with the operations of the Mutual Company, and various reinsurance arrangements exist between the Company and the Mutual Company. The Company believes that its various transactions with the Mutual Company have been on terms no less favorable to the Company than the terms that could have been negotiated with an independent third party.

     The Mutual Company provides all personnel for the Company and certain of its insurance subsidiaries, including Atlantic States Insurance Company ("Atlantic States"), Delaware Atlantic Insurance Company ("Delaware Atlantic"), Southern Insurance Company of Virginia ("Southern") and Pioneer Insurance Company, an Ohio corporation, ("Pioneer Ohio"). Expenses are allocated to the Company, Delaware Atlantic, Southern and Pioneer Ohio according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of the Mutual Company and Atlantic States in the pooling agreement described herein. Expenses allocated to the Company under such agreement were $26,677,399 in 2000.

     The Mutual Company leases office equipment and automobiles from the Company, under a lease dated January 1, 2000. The Mutual Company made lease payments to the Company of $836,997 in 2000.

     The Mutual Company is currently a party to retrocessional reinsurance contracts with each of the Company's insurance company subsidiaries, Southern, Delaware Atlantic, Pioneer Ohio, Pioneer Insurance Company, a New York corporation, ("Pioneer New York") and Southern Heritage Insurance Company ("Southern Heritage"), whereby the Mutual Company reinsures each such company in respect of 100% of the net liability that may accrue to such company from its insurance operations and retrocedes 100% of the net liability back to such company, with the exception of Pioneer New York as to which it retrocedes 95% of the net liability, and each such company assumes the retroceded liability.

     The Mutual Company and Atlantic States participate in an underwriting pool, whereby Atlantic States cedes premiums, losses and loss adjustment expenses on all of its business to the Mutual Company and assumes from the Mutual Company a specified portion of the premiums, losses and loss adjustment expenses of the Mutual Company and Atlantic States. Substantially all of the Mutual Company's property and casualty insurance business written or in force on or after October 1, 1986 is included in the pooled business. Pursuant to amendments to the pooling agreement subsequent to October 1, 1986, the Mutual Company, which is solely responsible for any losses in the pooled business with dates of loss on or before the close of business on September 30, 1986, has increased the percentage of retrocessions of the pooled business to Atlantic States. As most recently amended, effective as of July 1, 2000, 70% of the pooled business has been retroceded to Atlantic States. All premiums, losses, loss ad-justment expenses and other underwriting expenses are prorated among the parties on the basis of their participation in the pool. The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties. The allocations of pool participation percentages between the Mutual Company and Atlantic States are based on the pool participants' relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and the ability of the Company to raise capital for Atlantic States. The Company does not currently anticipate a further increase in Atlantic States' percentage of participation in the pool, nor does the Company intend to terminate the participation of Atlantic States in the pooling agreement. Additional information describing the pooling agreement is contained in the Company's 2000 Annual Report to Stockholders, a copy of which is enclosed with this proxy statement.

     Atlantic States and the Mutual Company are also currently parties to a property catastrophe excess of loss reinsurance agreement whereby the Mutual Company reinsures Atlantic States for catastrophe losses in excess of $400,000 per event.

     The Mutual Company and Southern are parties to a reinsurance agreement, whereby the Mutual Company has reinsured 50% of Southern's business. Because the Mutual Company places substantially all of the business assumed from Southern in the pool, from which the Company has an allocation of 70%, the Company's operations include approximately 85% of the business written by Southern. Southern and the Mutual Company settle balances resulting from this reinsurance arrangement on a monthly basis. The Mutual Company and Southern are also parties to a property catastrophe excess of loss reinsurance agreement, whereby the Mutual Company reinsures Southern for catastrophe losses in excess of $300,000 and an excess of loss reinsurance agreement whereby the Mutual Company reinsures Southern for individual losses in excess of $100,000, up to a limit of $25,000.

     The Mutual Company and Delaware Atlantic are parties to an excess of loss reinsurance agreement, whereby the Mutual Company reinsures Delaware Atlantic for individual losses in excess of $50,000 up to a limit of $200,000. The Mutual Company and Delaware Atlantic are also parties to a property catastrophe excess of loss reinsurance agreement, whereby the Mutual Company reinsures Delaware Atlantic for catastrophe losses in excess of $300,000.

     The Mutual Company and Pioneer Ohio are parties to an underlying excess of loss reinsurance agreement, whereby the Mutual Company reinsures Pioneer Ohio for losses in excess of $50,000 up to a limit of $200,000. The Mutual Company and Pioneer Ohio are also parties to a property catastrophe excess of loss agreement whereby the Mutual Company reinsures Pioneer for catastrophe losses in excess of $200,000.

     Effective January 1, 2000, the Mutual Company and Southern Heritage entered into a catastrophe agreement whereby the Mutual Company reinsures Southern Heritage for catastrophe claims in excess of $400,000 per event. The Mutual Company and Southern Heritage are also parties to an underlying excess of loss reinsurance agreement, whereby the Mutual Company reinsures Southern Heritage for losses in excess of $150,000, up to a limit of $100,000.

     Effective January 1, 2001, the Mutual Company and Pioneer New York entered into an aggregate excess of loss reinsurance agreement whereby the Company reinsures Pioneer New York against any loss, adjusted on a quarterly basis recalculated at the end of each calendar quarter, from: (a) any adverse development in Pioneer New York's loss reserve and loss adjustment expense reserve at December 31, 2002 compared to the amount of such reserves at December 31, 2000 in respect of all policy years ending on or before December 31, 2000 and (b) all losses and loss adjustment expenses incurred by Pioneer New York during the years ending December 31, 2001 and December 31, 2002 by reason of the fact that Pioneer New York's loss and loss adjustment expense ratios for those periods exceed 60%.

     The Company and the Mutual Company jointly own Donegal Financial Services Corporation, the holding company for Province Bank FSB ("Province Bank"), a federal savings bank headquartered in Marietta, Pennsylvania, the deposits of which are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. In connection with the initial capitalization of Province Bank, which opened for business in September 2000, the Mutual Company purchased 55%, for $3,575,000, and the Company purchased 45%, for $2,923,000, of the capital stock of Donegal Financial Services Corporation.

     The Mutual Company and Province Bank are parties to a lease dated September 1, 2000 whereby Province Bank leases 3,600 square feet of the Mutual Company's building located in Marietta, Pennsylvania from the Mutual Company for an annual rent based on an independent appraisal. The Mutual Company and Province Bank are also parties to an Administrative Services Agreement dated September 1, 2000 whereby the Mutual Company is obligated to provide various human resource services, principally payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to Province Bank, subject to the overall limitation that the costs to be charged by the Mutual Company may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the Administrative Services Agreement.

     All of the Company's officers are officers of the Mutual Company, five of the Company's seven current directors are directors of the Mutual Company and three of the Company's executive officers are directors of the Mutual Company. The Company and the Mutual Company maintain a Coordinating Committee, which consists of two outside directors from each of the Company and the Mutual Company, none of whom holds seats on both Boards, to review and evaluate the pooling agreement between the Company and the Mutual Company and to be responsible for matters involving actual or potential conflicts of interest between the Company and the Mutual Company. The decisions of the Coordinating Committee are binding on the Company and the Mutual Company. The Company's Coordinating Committee members must conclude that intercompany transactions are fair and equitable to the Company. The purpose of this provision is to protect the interests of the stockholders of the Company other than the Mutual Company. The Coordinating Committee meets on an as-needed basis. The Company's members on the Coordinating Committee are Messrs. Bolinger and Finley. See "Election of Directors." The Mutual Company's members on the Coordinating Committee are John
E. Hiestand and Frederick W. Dreher.

     Mr. Hiestand, age 62, has been a director of the Mutual Company since 1983 and has been President of Hiestand Memorials, Inc., a manufacturer of cemetery monuments, since 1977.

     Mr. Dreher, age 60, has been a director of the Mutual Company since 1996. He is a partner in the law firm of Duane Morris, where he has practiced since 1965. See "Item 1-- Election of Directors-- Certain Transactions."

                         ITEM 1-- ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of seven members, but is being expanded to eight members effective as of the date of the annual meeting. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of the Company's directors expire in the years 2001, 2002 and 2003, respectively.

     Three Class C directors are to be elected at the annual meeting. Unless otherwise instructed, the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. Two of the nominees, Thomas
J. Finley, Jr. and R. Richard Sherbahn, are currently directors of the Company.

     If a nominee becomes unavailable for any reason, the proxies intend to vote for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

     The names of the nominees for Class C director and the Class A directors and Class B directors who will continue in office after the annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                        DIRECTORS STANDING FOR ELECTION

CLASS C DIRECTORS

                                                     DIRECTOR        YEAR TERM
NAME                                    AGE           SINCE         WILL EXPIRE*
----                                    ---           -----         ------------

Thomas J. Finley, Jr..............      80            1986              2004
R. Richard Sherbahn...............      72            1986              2004
John J. Lyons.....................      61             --               2004

------------
*If elected at the annual meeting

                         DIRECTORS CONTINUING IN OFFICE

CLASS A DIRECTORS
                                                     DIRECTOR        YEAR TERM
NAME                                    AGE           SINCE         WILL EXPIRE
----                                    ---           -----         -----------

Robert S. Bolinger................      64            1986              2002
Patricia A. Gilmartin.............      61            1986              2002
Philip H. Glatfelter, II .........      71            1986              2002

CLASS B DIRECTORS

                                                     DIRECTOR        YEAR TERM
NAME                                    AGE           SINCE         WILL EXPIRE
----                                    ---           -----         -----------

C. Edwin Ireland..................      91            1986              2003
Donald H. Nikolaus................      58            1986              2003

     Mr. Bolinger has been Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc. since 1982 and of Farmers First Bank since 1976. Mr. Bolinger is also a director of Susquehanna Bancshares, Inc.

     Mr. Finley retired in 1985 as President and Chief Executive Officer of the Insurance Federation of Pennsylvania, a position he held for 18 years prior to his retirement.

     Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with the Company, except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of the Mutual Company since 1979.

     Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of the Mutual Company since 1981 and has been Vice Chairman of the Mutual Company since 1991.

     Mr. Ireland is former Chairman of the Lancaster Industrial Development Authority. He retired from Hamilton Watch Company in 1970. Prior thereto, he was Vice President, Secretary and Treasurer of Hamilton Watch Company. Mr. Ireland has been a director of the Mutual Company since 1972 and Chairman of its Board of Directors since 1985. He has been Chairman of the Company's Board of Directors since 1986.

     Mr. Lyons has been President and Chief Operating Officer of Keefe Managers, Inc., a manager of private investment funds, since February 1999. In his capacity as a professional bank consultant, Mr. Lyons served (a) from September 1997 to February 1999 as President and Chief Executive Officer of Gateway American Bank of Florida, Fort Lauderdale Florida, (b) from August 1996 to April 1997, as President and Chief Executive Officer of Regent National Bank, Philadelphia, Pennsylvania, (c) from April 1995 to August 1996, as President and Chief Executive Officer and a director of Monarch Savings Bank, FSB, Clark, New Jersey and (d) from December 1993 until April 1995, as President and Chief Executive Officer of Jupiter Tequesta National Bank, Tequesta, Florida. Mr. Lyons was Vice Chairman of Advest, Inc. during 1993 and from 1989 through 1993 was a member of its Board of Directors. He is a director of Gateway American Bank of Florida and Bisys Group Inc.

     Mr. Nikolaus has been President of the Mutual Company since 1981 and a director of the Mutual Company since 1972. He has been President of the Company since 1986. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972.

     Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of the Mutual Company since 1967.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met seven times in 2000. The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and, together with the Mutual Company, a four-member Coordinating Committee.

     The Company's Executive Committee met 15 times in 2000. Messrs. Nikolaus, Ireland and Glatfelter are the members of the Executive Committee. The Executive Committee has the authority to take all action that can be taken by the full Board of Directors, consistent with Delaware law, between meetings of the Board of Directors.

     The Audit Committee of the Company consists of Messrs. Bolinger, Glatfelter and Ireland. The Audit Committee, which met one time in 2000, reviews audit reports and management recommendations made by the Company's independent public accountants.

     The Nominating Committee of the Company consists of Messrs. Finley, Ireland and Glatfelter. The Nominating Committee, which met one time in 2000, is responsible for the nomination of candidates to stand for election to the Board of Directors at the annual meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of stockholders. The Nominating Committee will consider written nominations for directors from stockholders to the extent such nominations are made in accordance with the Company's By-laws. See "Stockholder Proposals."

     The Compensation Committee of the Company consists of Messrs. Ireland, Sherbahn and Glatfelter. The Compensation Committee met two times in 2000 to review and recommend compensation plans, approve certain compensation changes and grant options under and determine participants in the 1996 Equity Incentive Plan.

                           COMPENSATION OF DIRECTORS

     Directors of the Company were paid an annual retainer of $17,000 in 2000 and were paid $500 for each meeting attended in excess of five per year. Directors who are members of committees of the Board of Directors received $250 for each committee meeting attended. If a director serves on the Board of Directors of both the Mutual Company and the Company, the director receives only one annual retainer. If the Boards of Directors of both companies meet on the same day, directors receive only one meeting fee. In such event, the retainer and meeting fees are allocated 30% to the Mutual Company and 70% to the Company.

     Pursuant to the 1996 Director Plan, each director of the Company and the Mutual Company receives an annual restricted stock award ("Restricted Stock Award") of 177 shares of the Company's common stock, provided that the director served as a member of the Board of Directors of the Company or the Mutual Company during any portion of the preceding calendar year. Pursuant to the 1996 Director Plan, each outside director of the Company and the Mutual Company is also eligible to receive non-qualified options to purchase shares of common stock in an amount determined by the Company's Board of Directors from time to time. The Company anticipates that the 2001 Equity Incentive Plan for Directors will replace the 1996 Director Plan upon the approval of the Amendment and the distribution of the Stock Dividend described under "Item 2 -- Proposal to Amend the Certificate of Incorporation" and will provide equivalent benefits to the directors.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company and the Mutual Company during each of the three fiscal years ended December 31, 2000 for services rendered in all capacities to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended December 31, 2000.


                                                                  SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                          ANNUAL COMPENSATION (1)                    COMPENSATION AWARDS
                             --------------------------------------------------   --------------------------
                                                                    OTHER         RESTRICTED     SECURITIES
     NAME AND                                                      ANNUAL            STOCK       UNDERLYING        ALL OTHER
PRINCIPAL POSITION           YEAR    SALARY ($)   BONUS ($)    COMPENSATION ($)    AWARDS ($)    OPTIONS (#)    COMPENSATION ($)
------------------           ----    ----------   ---------  ------------------  ------------    -----------    ----------------
Donald H. Nikolaus,          2000     340,000       85,821             --            1,480              --            71,593(2)
   President and Chief       1999     377,931        1,972         10,356            2,766         100,000           103,173
   Executive Officer         1998     368,000      108,100         14,594            2,943         133,333           112,958

Ralph G. Spontak,            2000     234,385       42,911             --            1,480              --            29,510(2)
   Senior Vice President,    1999     249,123        1,478          4,235            2,766          40,000            53,979
   Chief Financial Officer   1998     242,000        5,594          5,558            2,943          60,000            57,747
   and Secretary

William H. Shupert,          2000      95,000       15,809             --            1,480              --            31,269(2)
   Senior Vice President,    1999      98,827        1,478             --            2,766          10,000            33,831
   Underwriting              1998     100,000       27,797             --               --          20,000            46,144

Robert G. Shenk              2000     165,385       22,585             --               --              --            11,013(2)
   Senior Vice President,    1999     154,738        4,642             --               --          25,000            17,866
   Claims                    1998     138,000        7,797             --               --          26,667            17,799

James B. Price               2000     117,000       15,357             --               --              --            12,084(2)
   Senior Vice President,    1999     112,358        3,371             --               --          16,000            14,975
   Claims                    1998     105,000       17,425             --               --          21,333            15,271

-------------------
(1) All compensation of officers of the Company is paid by the Mutual Company. Pursuant to the terms of an intercompany allocation agreement between the Company and the Mutual Company, the Company is charged for its proportionate share of all such compensation.

(2) In the case of Mr. Nikolaus, the total shown for 2000 also includes premiums of $34,243 paid under split-dollar life insurance policies, premiums of $2,193, paid under a term life insurance policy and directors and committee meeting fees of $25,349. In the case of Mr. Spontak, the total shown for 2000 includes premiums of $6,024 paid under a split-dollar life insurance policy, premiums of $765 paid under a term life insurance policy and directors and committee meeting fees of $19,200. In the case of Messrs. Shupert, Shenk and Price, the totals shown for 2000 also include term life insurance premiums of $3,770, $513 and $1,584, respectively.

     No stock options were granted to any of the persons named in the Summary Compensation Table during 2000.

     The following table shows information with respect to options exercised during the year ended December 31, 2000 and held on December 31, 2000 by the persons named in the Summary Compensation Table.

               OPTIONS EXERCISED AND VALUES FOR FISCAL YEAR 2000

                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING                     IN-THE-MONEY
                         SHARES               OPTIONS AT FISCAL YEAR END     OPTIONS AT FISCAL YEAR END
                        ACQUIRED      VALUE   ---------------------------   ----------------------------
NAME                  ON EXERCISE   REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                  -----------   --------  -----------   -------------   -----------    -------------
Donald H. Nikolaus....    --           --       300,000         66,667        $50,000        $100,000
Ralph G. Spontak......    --           --       139,999         26,667         20,000          40,000
William H. Shupert....    --           --        60,666          6,667          5,000          10,000
Robert G. Shenk.......    --           --        61,667         16,667         12,500          25,000
James B. Price........    --           --        53,333         10,667          8,000          16,000


                      REPORT OF THE COMPENSATION COMMITTEE

     THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits provided to the Company's President and Chief Executive Officer and the other executive officers listed in the Summary Compensation Table. The disclosure requirements as to these officers include the use of specified tables and a report of the Company's Compensation Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company's other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements.

     The Compensation Committee reviews the general compensation policies of the Company, including the compensation plans and compensation levels for executive officers, and administers the 1996 Equity Incentive Plan and the cash incentive compensation program in which the Company's executive officers participate. No members of the Compensation Committee are former or current officers of the Company, or have other interlocking relationships as defined by the SEC.

     Compensation of the Company's executive officers has two principal elements: (i) an annual portion, consisting of a base salary that is reviewed annually and cash bonuses based on the Company's underwriting results, and (ii) a long-term portion, consisting of stock options. In general, the executive compensation program of the Company has been designed to:

     (i) Attract and retain executive officers who contribute to the long-term success of the Company;

     (ii) Motivate key senior executive officers to achieve strategic business objectives and reward them for the achievement of these objectives; and

     (iii) Support a compensation policy that differentiates in compensation amounts based on corporate and individual performance and responsibilities.

     A major component of the Company's compensation policy, which has been approved by the Compensation Committee, is that a significant portion of the aggregate annual compensation of the Company's executive officers should be based upon the Company's underwriting results as well as the contribution of the individual officer. For a number of years, the Company has maintained a cash incentive compensation program for the Company's executive officers. This program provides a formula pursuant to which a fixed percentage of the Company's underwriting results for the year is computed, as specified in the program, and then allocated among the executive officers selected to participate in the program for the particular year. The identity of the executive officers selected to participate in the program for the particular year as well as their participation in the amount determined by application of the fixed formula is based upon recommendations submitted by the Company's senior executive officers to the Compensation Committee. The Compensation Committee reviews those recommendations and fixes the percentage participation of the Company's executive officers in the program. The portion of the total compensation of the executive officers named in the Summary Compensation Table arising from the cash incentive compensation program formula was $182,483 in 2000 compared to $12,941 in 1999. In September 1999, the Company implemented a restructuring program designed to reduce the Company's expense ratio and to enable the Company to be more competitive in the difficult environment that has characterized the property and casualty insurance industry for the past several years. As part of the restructuring program, the Company recognized a one-time restructuring charge of $2,044,430, which substantially affected the Company's underwriting income for 1999 as did losses incurred in connection with hurricanes in the fall of 1999. The success of the restructuring program resulted in a significant increase in the Company's underwriting income for 2000, which in turn accounted for the increase in the cash incentive compensation amount for 2000. The Compensation Committee therefore believes that the amount of the incentive payments are tied directly to the Company's performance.

     The principal factors considered by the Company when it established the cash incentive compensation program were:

     (i)  achievement of the Company's long-term underwriting objectives; and

     (ii) the Company's long-term underwriting results compared to the long-term underwriting results of other property and casualty insurance companies.

     Such factors as the Company's continued better-than-industry underwriting results, continued expense control and the successful implementation and maintenance of the restructuring program, which resulted in an expense ratio of 31.7% in 2000 compared to 36.6% in 1999, enhancement of the skills of the Company's workforce, expansion of the Company's insurance products offered, the development of opportunities to expand the geographic reach of the Company's service area on a profitable basis, the successful reunderwriting of Southern Heritage's book of business and the Company's opening of its federal savings bank affiliate, Province Bank, in September 2000 to offer a broader range of financial services to the Company's policyholders and agents, as well as a subjective analysis of Mr. Nikolaus' leadership and performance, were considered by the Compensation Committee in approving Mr. Nikolaus' participation percentage under the Company's cash incentive program for 2000.

     The Company's executive officers participate in the 1996 Equity Incentive Plan, under which stock options are granted from time to time at not less than the fair market value of the Company's common stock on the date of grant. The options typically vest over three years. The primary purpose of the 1996 Equity Incentive Plan is to provide an incentive for the Company's long-term performance. Such stock options provide an incentive for the creation of stockholder value over the long term because the full benefit of the options can be realized only if the price of the Company's common stock appreciates over time. No stock options were granted to the Company's executive officers during 2000.

     Based upon all of the foregoing factors, the Compensation Committee believes the compensation of Mr. Nikolaus and the other executive officers of the Company is reasonable in view of the Company's performance and the contribution of those officers to that performance in 2000, as well as the performance of the Company in 2000 compared to the performance of other property and casualty insurance companies in 2000.

     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1 million paid to a company's chief executive officer or any executive officer named in its Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The policy of the Compensation Committee is to structure the compensation of the Company's executive officers, including Mr. Nikolaus, to avoid the loss of the deductibility of any compensation, although Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million, if it should be warranted in the future. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Nikolaus and the other executive officers named in the Summary Compensation Table for 2000.

                                             Submitted by:

January 29, 2001                             Compensation Committee

                                             C. Edwin Ireland
                                             R. Richard Sherbahn
                                             Philip H. Glatfelter, II

 COMPARISON OF TOTAL RETURN ON THE COMPANY'S COMMON STOCK WITH CERTAIN AVERAGES

     The following graph provides an indicator of cumulative total stockholder returns on the Company's common stock compared to the Russell 2000 Index and a peer group of property and casualty insurance companies selected by Value Line, Inc. The members of the peer group are as follows: 21st Century Industries, Acceptance Insurance Cos. Inc., ACE Limited, ACMAT Corp., Allcity Insurance Co., Allmerica Financial Corp., Allstate Corp., American Financial Group Inc., American Medical Security Group Inc., Argonaut Group Inc., Baldwin & Lyons Inc., W.R. Berkley Corporation, Capitol Transamerica Corp., The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corp., EMC Insurance Group Inc., Erie Indemnity Company, Everest Re Group Ltd., Fairfax Financial Holding, Fremont General Corporation, Gainsco Inc., Harleysville Group Inc., HCC Insurance Holdings, Inc., Highlands Insurance Group Inc., Kaye Group Inc., Markel Corporation, Meadowbrook Insurance Group Inc., MEEMIC Holdings Inc., Merchants Group Inc., Mercury General Corporation, Meridian Insurance Group Inc., Midland Company, Ohio Casualty Corporation, Old Republic International Corp., Partnerre Ltd., Philadelphia Consolidated Holding Corp., PICO Holdings Inc., PMI Mortgage Group, Progressive Corp. Ohio, PXRE Group Ltd., Renaissancere Holdings Ltd., RLI Corporation, SAFECO Corporation, Seibels Bruce Group Inc., Selective Insurance Group, Inc., The St. Paul Companies, Inc., State Auto Financial Corp., Transatlantic Holdings, Inc., Trenwick Group Ltd., United Fire and Casualty Company, XL Capital Limited and Zenith National Insurance Company.



                                [GRAPH OMITTED]

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   DONEGAL GROUP INC., RUSSELL 2000 INDEX AND
                   VALUE LINE INSURANCE (PROP/CASUALTY) INDEX
                     (Performance Results through 12/31/00)




     Assumes $100 invested at the close of trading on December 31, 1995 in Donegal Group Inc. common stock, Russell 2000 Index and Value Line Insurance (Property/Casualty).

-----------------
*Cumulative total return assumes reinvestment of dividends.

                         REPORT OF THE AUDIT COMMITTEE

     THE FOLLOWING REPORT OF THE COMPANY'S AUDIT COMMITTEE SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     The Audit Committee of the Board of Directors reviews the financial reporting process, including the overview of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public and others who rely thereon, the Company's systems of internal accounting and financial controls, the selection, evaluation and retention of independent public accountants and the annual independent audit of the Company's financial statements. Each of the Audit Committee members satisfies the definition of independent director as established in the Audit Committee Policy of the Nasdaq Stock Market and complies with the financial literacy requirements thereof. The Board of Directors adopted a written charter for the Audit Committee on June 13, 2000, which is attached to this proxy statement as Appendix A.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed those statements with management. The Audit Committee has also discussed with KPMG LLP, the Company's independent public accountants during 2000, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

     The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by KPMG LLP with the maintenance of KPMG LLP's independence.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the SEC.

                                             Submitted by:

January 31, 2001                             Audit Committee

                                             Robert S. Bolinger
                                             Philip H. Glatfelter, II
                                             C. Edwin Ireland

                              CERTAIN TRANSACTIONS

     Donald H. Nikolaus, President and a director of the Company and the Mutual Company, is also a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to the Mutual Company since 1970 and to the Company since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties. Such firm is paid its customary fees for such services.

     Patricia A. Gilmartin, a director of the Company and the Mutual Company, is an employee of Donegal Insurance Agency, which has no affiliation with the Company except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts.

     Frederick W. Dreher, a director of the Mutual Company and one of the Mutual Company's representatives on the Coordinating Committee, is a partner in the law firm of Duane Morris, which represents the Company and the Mutual Company in certain legal matters. Such firm is paid its customary fees for such services.

          ITEM 2 -- PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

DESCRIPTION OF THE AMENDMENT AND THE STOCK DIVIDEND

     At the annual meeting, the stockholders will be asked to consider and vote upon the amendment of Article 4 of the Company's Certificate of Incorporation, in the form included as Appendix B to this proxy statement (the "Amendment"), to: (i) authorize 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A common stock, $.01 par value per share (the "Class A common stock"), (ii) (a) reclassify the Company's existing $1.00 par value per share common stock (the "existing common stock") as Class B common stock, $.01 par value per share (the "Class B common stock"), (b) effect a one-for-three reverse split of the Class B common stock (the "Reverse Split") and (c) reduce the number of authorized shares of Class B common stock from 20,000,000 shares to 10,000,000 shares; (iii) eliminate the Company's existing Class A common stock, (iv) establish the rights, powers and terms of the Class A common stock and Class B common stock, (v) retain the existing authorization to issue 2,000,000 shares of series preferred stock, $.01 par value per share, and (vi) restate Article 4 of the Company's Certificate of Incorporation as so amended.

     If the Amendment is approved by the stockholders of the Company, the Board of Directors intends to prepare and file a Certificate of Amendment to the Company's Certificate of Incorporation in accordance with the Amendment, which will become effective (the "Effective Date") immediately upon acceptance of the filing by the Secretary of State of the State of Delaware. The Board of Directors would then have the power, without soliciting further stockholder approval, to issue the additional authorized shares, except to the extent that such approval may be required by law or by the rules applicable to a class of securities listed on the Nasdaq National Market System, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine in its discretion. The future issuance by the Company of shares of series preferred stock, Class A common stock or Class B common stock may dilute the equity ownership of the Company's current stockholders. Although the Board of Directors currently intends to file the Certificate of Amendment if the Amendment is approved by the stockholders at the annual meeting, the resolution of stockholders will reserve to the Board of Directors the right to defer or abandon the Amendment and not file such Certificate of Amendment even if the Amendment has been approved by the stockholders.

     If the Board of Directors elects to file the Certificate of Amendment, promptly after the Effective Date, the Board of Directors has approved a distribution as a dividend of two shares of Class A common stock (the "Stock Dividend") for each share of Class B common stock received pursuant to the Reverse Split. The effect of the Stock Dividend, coupled with the Reverse Split of the existing common stock, is that each stockholder will continue to own the same number of shares of capital stock of the Company with one-third of such stockholding constituting shares of Class B common stock and two-thirds of such stockholding constituting shares of Class A common stock. The record date for the Stock Dividend (the "Stock Dividend Record Date") is the close of business on April 20, 2001, and the date of distribution of the Class A common stock pursuant to the Stock Dividend is expected promptly after the Amendment is approved by the stockholders. Stockholder approval of the Stock Dividend is not required by Delaware law and is not being solicited by this proxy statement.

     The Company will not issue any fractional shares of Class B common stock in the Reverse Split. Rather, in lieu thereof, the number of shares of Class B common stock to which each holder of existing common stock would otherwise be entitled will be rounded up to the next whole number of shares of Class B common stock. Following the Reverse Split and the distribution of the Stock Dividend, each outstanding certificate representing existing common stock will be void, and the Company will mail to each holder of existing common stock certificates representing the number of whole shares of Class A common stock and Class B common stock held by such holder following the Reverse Split and the distribution of the Stock Dividend.

     An example of the effect of the Amendment, including the Reverse Split and the Stock Dividend, on a holder of 100 and 300 shares, respectively of the existing common stock is as follows:

     A holder of 100 shares of existing common stock before the effective date of the Amendment, the Reverse Split and the Stock Dividend will, on the effective date of those transactions, hold 34 shares of Class B common stock as a result of the Reverse Split and 68 shares of Class A common stock as a result of the Stock Dividend. Similarly, a holder of 300 shares of existing common stock will, on the effective date of the Amendment, the Reverse Split and the Stock Dividend, hold 100 shares of Class B common stock as a result of the Reverse Split and 200 shares of Class A common stock as a result of the Stock Dividend.

     As more fully explained later, after the Stock Dividend and the Reverse Split, there will be no change in the relative voting power or equity of any stockholder of the Company, including the Mutual Company, because the Reverse Split will apply equally to all stockholders and because the Stock Dividend will be distributed to each stockholder in proportion to the number of shares of Class B common stock owned following the Reverse Split.

     The Amendment has been unanimously approved by the Company's Board of Directors, including the directors who are not also directors of the Mutual Company. The Board of Directors believes that the Amendment and the Stock Dividend are in the best interests of the Company and its stockholders and recommends a vote FOR the approval and adoption of the Amendment.

BACKGROUND OF THE AMENDMENT AND THE STOCK DIVIDEND

     In recent years, a number of publicly held companies with majority or controlling ownership by a single family or entity have adopted dual class capitalization structures, whereby one class of common stock either has exclusive voting rights or substantially greater voting power per share than the other class of common stock. The rules of the New York Stock Exchange, the American Stock Exchange and Nasdaq permit dual class voting structures, that do not reduce the relative voting rights of the holders of an outstanding class of voting securities by the issuance of a class of voting securities having greater voting rights.

     The Mutual Company has owned not less than a majority of the Company's existing common stock since the formation of the Company in 1986, and owned approximately 62% of the Company's existing common stock as of the date of this proxy statement. See "Stock Ownership." The Board of Directors believes that the Mutual Company's voting control of the Company has substantially facilitated the consistent management, stable underwriting operations, external growth and surplus adequacy of the Company's insurance subsidiaries in recent years. The Board of Directors further believes that the authorization of the Class A common stock with voting rights that are limited to one-tenth of a vote per share will allow additional flexibility to pursue corporate opportunities while at the same time enhancing the maintenance of the relative voting power of the Mutual Company and that the maintenance of the relative voting power of the Mutual Company will continue to contribute significantly to the growth, financial stability and success of the Company and its insurance subsidiaries.

     Approval of the Amendment will also permit the Company to issue Class A common stock to raise additional equity capital and will enable the Company to issue Class A common stock in order to effect acquisitions of other companies. The issuance of additional shares of Class A common stock for these and other purposes after the Stock Dividend will also increase the liquidity of the Class A common stock. At the same time, the limited voting rights applicable to the Class A common stock will enable the Company to issue a substantial amount of Class A common stock without materially adversely affecting the Mutual Company's voting control of the Company.

REASONS FOR THE AMENDMENT AND THE STOCK DIVIDEND; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that a capital structure that has more than one class of publicly traded common stock offers a number of potential benefits to the Company. The Amendment will enable the Company to issue Class A common stock or securities convertible into or exchangeable for Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the voting percentage of any stockholder, including the Mutual Company.

     The Company's Board of Directors has given due consideration to the Amendment and has determined that the Amendment is in the best interests of the Company and its stockholders. Some stockholders, however, may believe that the Amendment is disadvantageous to the extent that it may favor long-term investors and tend to discourage takeovers of the Company. The Company's Board of Directors, five of whom are currently directors of the Mutual Company and one of whom is the Chief Executive Officer of the Company, considered this factor in reaching their recommendation. The Company's Board of Directors believes that the Amendment is advantageous to the Company's long-term growth strategy to the extent that it may favor long-term investors and may discourage attempts to take over the Company, which the Board of Directors believes is a remote possibility because of the Mutual Company's existing voting control of the Company.

     The Company's Board of Directors suggests that each stockholder read and review carefully the description of the Amendment, including the Reverse Split, and the Stock Dividend and certain potential effects thereof as described in this proxy statement.

     Financing Flexibility

     The Company has followed, and intends to continue to follow, a long-term strategy for growth. The Company's Board of Directors believes that this strategy will serve to maximize the value of the Company and further believes that the voting control held by the Mutual Company has provided the stability and absence of disruption necessary to pursue a long-term strategy. Implementation of the Amendment will provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without materially diluting the voting power of the Company's existing stockholders, including the Mutual Company. Class A common stock will also be used in the future for the Company's stock-based incentive plans for employees and directors as indicated in Proposals 3, 4 and 5. The Company has no plans to issue Class B common stock in the future except upon the exercise of currently outstanding options to purchase Class B common stock, and the Company currently has no plans to issue any shares of series preferred stock.

     The Company intends to make a public offering of Class A common stock at an appropriate but as yet undetermined time in the future. The Company anticipates that such an offering would be effected through certain underwriters, and that the proceeds to be received by the Company would be used to repay certain indebtedness incurred in connection with the Company's external growth and for working capital and other general corporate purposes. There can be no assurance, however, that the Company will proceed with a public offering. Any such public offering is contingent on approval of the Amendment, approval of the public offering by the Company's Board of Directors, market conditions, the market price of the Class A common stock, a determination as to the appropriate timing for such an offering and such other factors as the Company's Board of Directors then considers relevant. Any such public offering would be made only by means of a prospectus complying with the requirements of the Securities Act of 1933, as amended (the "Securities Act"). This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Class A common stock. If a public offering occurs in the future, then holders of Class A common stock and Class B common stock would experience a dilution of their percentage ownership interest in the Company.

     Stockholder Flexibility

     The Amendment and the Stock Dividend will permit a stockholder to dispose of a portion of his equity interest in the Company without significantly affecting his voting power by selling his Class A common stock and retaining ownership of his Class B common stock. Therefore, stockholders who are interested in maintaining their relative voting power in the Company may be more willing to sell or otherwise dispose of part of their holdings of Class A common stock, which may result in an increased trading volume and increased liquidity of the Class A common stock.

     Continuity

     The adoption of the Amendment and the distribution of the Stock Dividend should reduce the risk of disruption in the Company's long-term plans and objectives that could otherwise result if the Company determined, for insurance regulatory, diversification or other reasons that it would be advisable to issue a significant amount of equity securities, and would also provide the Mutual Company with additional flexibility. Therefore, the Amendment and the Stock Dividend should provide a basis for continuity pursuant to such plans and objectives if and when such circumstances arise.

     Key Employees

     Implementation of the Amendment and the Stock Dividend should allow all employees to continue to concentrate on their primary responsibilities without undue concern about the Mutual Company's ability to maintain its voting control of the Company and become susceptible to an unwanted takeover. By enhancing the ability of the Mutual Company to maintain voting control of the Company, the Amendment and the Stock Dividend may, therefore, enhance the ability of the Company to attract and retain highly qualified key employees.

     Business Relationships

     Implementation of the Amendment and the Stock Dividend may enhance the existing and potential business relationships of the Company with reinsurers, insurance regulatory authorities, customers and others who could become concerned about changes in the control of the Company if the Mutual Company were unable to maintain its voting control of the Company.

CERTAIN POTENTIAL DISADVANTAGES OF THE AMENDMENT AND THE STOCK DIVIDEND

     While the Company's Board of Directors has determined that implementation of the Amendment and the Stock Dividend is in the best interests of the Company and its stockholders, the Company's Board of Directors recognizes that implementation of the Amendment and the Stock Dividend may result in certain disadvantages, including the following:

     Maintenance of Mutual Company Control

     The Mutual Company currently owns approximately 62% of the existing common stock and has effective voting control over the Company. Regardless of whether the Amendment is adopted and the Stock Dividend is implemented, the Mutual Company will maintain its ability in its sole discretion to maintain or dispose of its voting control of the Company. Implementation of the Amendment and the Stock Dividend is likely to limit to a greater degree than currently the already unlikely future circumstances in which a sale or transfer by the Mutual Company of its equity interest in the Company could lead to a merger proposal or tender offer that is not acceptable to the Mutual Company or a proxy contest for the removal of the Company's incumbent directors. Consequently, implementation of the Amendment and the Stock Dividend might reduce the possibility that stockholders of the Company will have an opportunity to sell their shares at a premium over prevailing market prices by reason of an acquisition of the Company and make it more difficult to replace the current Board of Directors and management of the Company.

     Although the Company's Board of Directors currently intends to utilize the shares of Class A common stock to be authorized if the Amendment is approved solely for the purposes previously described in this proxy statement, such shares could also be used by the Company's Board of Directors to dilute the equity ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Company and making removal of incumbent management more difficult. Proposal of the Amendment and the Stock Dividend, however, is not a result of, nor does the Company's Board of Directors have knowledge of, any effort to accumulate the Company's capital stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Company's Board of Directors or otherwise. Because the Mutual Company owns approximately 62% of the Company's outstanding existing common stock and, after approval of the Amendment and distribution of the Stock Dividend, will continue to own approximately 62% of the Company's Class B common stock, the likelihood of a non-negotiated attempt to obtain control of the Company is remote.

     State Statutes

     Some state securities laws contain provisions that, due to the issuance of the Class A common stock in the Stock Dividend, may restrict an offering of securities by the Company or the secondary trading of its equity securities in those states. However, because of exemptions or for other reasons, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company would be able to offer or on the price obtainable for such equity securities in such an offering or in the secondary trading market for the Company's equity securities.

     Security for Credit

     The Company does not anticipate that adoption of the Amendment and the distribution of the Stock Dividend will affect the ability of holders to use the Class A common stock or the Class B common stock as security for the extension of credit by financial institutions, securities brokers or dealers.

     Investment by Institutions

     Implementation of the Amendment and the Stock Dividend may affect the decision of some institutional investors that would otherwise consider investing in the existing common stock. The holding of common stock with less than one vote per share may not be permitted by the investment policies of some institutional investors.

     Reduction in Holdings

     To the extent that a stockholder's holding is reduced by reason of the Reverse Split to less than 100 shares of Class B common stock, the brokerage fees for sale of his shares will in all likelihood be higher than the brokerage fees applicable to the sale of only round lots of shares.

     Since it is not anticipated that the Reverse Split will cause any material decrease in the number of round lot holders below the current level of approximately 1,000 and because few, if any, stockholders currently hold less than three shares, there will be no impact on the Company's reporting obligations pursuant to the Exchange Act, and, even if the Company were eligible to deregister its Class B common stock under the Exchange Act, the Company's current intention is not to deregister the Class B common stock.

FEDERAL INCOME TAX CONSEQUENCES

     The Company believes that, in general, for federal income tax purposes (i) neither the reclassification of the existing common stock as Class B common stock nor the distribution of shares of Class A common stock pursuant to the Stock Dividend will be taxable to a stockholder of the Company, (ii) neither the Class A common stock nor the Class B common stock will constitute "Section 306 stock" within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) the cost or other basis of each share of existing common stock will be apportioned among the shares of Class A common stock and Class B common stock in proportion to the number of shares of Class A common stock and Class B common stock held as of the date of the Stock Dividend and (iv) the holding period for each new share of Class A common stock and Class B common stock will include such stockholder's holding period for the existing common stock with respect to which the Class A common stock and the Class B common stock is distributed. Stockholders are urged to seek the advice of their own tax advisors on this matter and on state income tax matters.

DESCRIPTION OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK

     As previously indicated in this proxy statement, the Amendment will authorize the issuance of a class of common stock designated as Class A common stock and reclassify the existing common stock as Class B common stock. The rights, powers and limitations of the Class A common stock and the Class B common stock are set forth in full in the proposed Amendment, the full text of which is included as Appendix B to this proxy statement and incorporated herein by reference. The following summary is a materially complete statement of the rights, preferences and limitations of the Class A common stock and the Class B common stock as proposed under the Amendment; however, such summary should be read in conjunction with, and is qualified in its entirety by reference to, Appendix B.

     Voting

     The holders of shares of Class A common stock are entitled to one-tenth of one vote per share held on any matter to be voted on by the stockholders of the Company, and the holders of shares of Class B common stock are entitled to one vote per share held on any matter to be voted on by the stockholders of the Company. Except as required under the Delaware General Corporation Law (the "DGCL") or the Company's Certificate of Incorporation, the holders of Class A common stock and the holders of Class B common stock would vote together as a single class on all matters to be voted upon by the stockholders of the Company.

     Under the Certificate of Incorporation of the Company, as proposed to be amended and restated, and the DGCL, at any election of directors, those nominees receiving the highest number of votes cast for the number of directors to be elected will be elected as directors. Because there is no provision in the Company's Certificate of Incorporation permitting cumulative voting in the election of directors, the Mutual Company, as the holder of approximately 62% of the Company's Class A common stock and Class B common stock, will for the indefinite future have the right to control the election of all of the members of the Company's Board of Directors, and the holders of the remainder of the outstanding shares of Class A common stock and Class B common stock will not be able to cause the election of any directors of the Company.

     Furthermore, under the Certificate of Incorporation of the Company, as proposed to be amended and restated, and the DGCL, only the affirmative vote of the holders of a majority in voting power represented by the Class A common stock and the Class B common stock, voting as a single class, will be required to amend the Certificate of Incorporation, to authorize additional shares of capital stock of any class, to approve any merger or consolidation of the Company with or into any other corporation or the sale of all or substantially all of the Company's assets or to approve the dissolution of the Company. In addition, as permitted under the DGCL, the Company's Certificate of Incorporation, as proposed to be amended and restated, will provide that the number of authorized shares of Class A common stock or Class B common stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority in voting power represented by the Class A common stock and the Class B common stock voting as a single class.

     Under the DGCL, the holders of any Class A common stock or Class B common stock would be entitled to vote as a separate class on any proposal to change the par value of such class or to alter or change the rights, preferences and limitations of such class in a way that would affect adversely such rights of such class.

     Dividends and Distributions

     Each share of Class A common stock and each share of Class B common stock is equal in respect to the right to receive such dividends as are declared by the Company's Board of Directors in its discretion from time to time from funds legally available therefor and other distributions in cash, stock and property, including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company, except that (i) a dividend or distribution in cash or property on a share of Class A common stock may be greater than any distribution in cash or property on a share of Class B common stock and (ii) dividends or other distributions payable on the Class A common stock and the Class B common stock in shares of capital stock shall be made to all holders of Class A common stock and Class B common stock and may be made (a) in shares of Class A common stock to the holders of Class A common stock and in shares of Class B common stock to the holders of Class B common stock, (b) in shares of Class A common stock to the holders of Class A common stock and to the holders of Class B common stock or (c) in any other authorized class or series of capital stock to the holders of Class A common stock and to the holders of Class B common stock.

     The Company's Board of Directors has the authority under the Company's Certificate of Incorporation, as proposed to be amended and restated, to pay dividends on the Class A common stock at a greater rate than on the Class B common stock. It is the current intention of the Company's Board of Directors to declare and pay cash dividends on the Class A common stock at the quarterly rate of $.10 per share and to declare and pay cash dividends on the Class B common stock at the quarterly rate of $.09 per share.

     The current policy of the Company's Board of Directors is to consider the declaration of dividends on a quarterly basis. The payment of future dividends, if any, will be at the discretion of the Company's Board of Directors and will depend on many factors, including the Company's earnings, financial position, the capital requirements of the Company and its insurance subsidiaries and other factors. As an insurance holding company, the Company's principal source of cash for the payment of dividends is dividends from the Company's insurance subsidiaries. The Company's insurance subsidiaries are subject to state insurance laws that regulate their ability to pay dividends. Therefore, there can be no assurance as to future dividends.

     It is the intention of the Company's Board of Directors to amend the Company's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan") so as to permit the reinvestment of dividends on the Class A common stock and the Class B common stock in shares of Class A common stock and the voluntary purchase of Class A common stock, in each case subject to the terms of the Dividend Reinvestment Plan. The Dividend Reinvestment Plan, as proposed to be amended, will not permit the reinvestment of dividends in, or voluntary purchases of, Class B common stock. Any offering of Class A common stock pursuant to the Dividend Reinvestment Plan would be made only by means of a prospectus complying with the requirements of the Securities Act. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Class A common stock.

     There are no redemption or sinking fund provisions applicable to the Class A common stock or to the Class B common stock. Holders of Class A common stock and holders of Class B common stock are not subject to further calls or assessments by the Company.

     Except as otherwise required by the DGCL or as otherwise provided in the Company's Certificate of Incorporation, the Company's Board of Directors currently intends that each share of Class A common stock and each share of Class B common stock would have identical powers, preferences and limitations in all respects other than as stated in this proxy statement.

     Mergers and Consolidations

     Each holder of Class A common stock and each holder of Class B common stock will be entitled to receive the same per share consideration in a merger or consolidation of the Company.

     Transferability; Trading Market

     Like the existing common stock, the Class A common stock and the Class B common stock will be freely transferable. The Company intends to file listing applications with the Nasdaq Stock Market with respect to the Class A common stock and the Class B common stock and, like the existing common stock, it is expected that both of the classes will be quoted for trading on the Nasdaq National Market.

     Change in Authorized Capital and Par Value

     The Company's Certificate of Incorporation currently authorizes 2,000,000 shares of series preferred stock, 20,000,000 shares of common stock and 15,000,000 shares of Class A common stock. The Amendment would reclassify the authorized shares of capital stock by authorizing the issuance of up to 2,000,000 shares of series preferred stock, up to 30,000,000 shares of Class A common stock and up to 10,000,000 shares of Class B common stock. After implementation of the Amendment and the Stock Dividend, 5,916,751 shares of Class A common stock and approximately 2,958,375 shares of Class B common stock would be issued and outstanding. Therefore, assuming approval of the Amendment, 2,000,000 shares of series preferred stock, 24,333,334 shares of Class A common stock and approximately 7,167,286 shares of Class B common stock would be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings. No further action or authorization by stockholders would be necessary prior to the issuance of the authorized but unissued shares of series preferred stock, Class A common stock or Class B common stock after the Amendment is approved unless applicable laws and regulations would require such approval in a given instance.

     The Amendment would reclassify the total number of shares of capital stock that could be issued. The reclassification results from: (i) the reclassification of the existing common stock as Class B common stock, the change of its par value from $1.00 per share to $.01 per share and the reduction of the authorized number of shares thereof from 20,000,000 shares to 10,000,000 shares, (ii) the authorization of 30,000,000 shares of Class A common stock and
(iii) the elimination of the existing Class A common stock. The Company's Board of Directors believes the authorized shares of capital stock contemplated by the Amendment available for possible future financing and acquisition transactions and other general corporate purposes is desirable. Having such authorized shares of capital stock available for issuance in the future will provide the Company with greater flexibility and may allow such shares to be issued without the expense or delay of a special meeting of stockholders. The Company does not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any of the additional shares of capital stock to be authorized except as set forth in the Amendment, pursuant to the Stock Dividend, pursuant to the 2001 Employee Stock Purchase Plan, the 2001 Equity Incentive Plan, the 2001 Directors Plan, the Company's Agency Stock Purchase Plan, the Dividend Reinvestment Plan and as described herein under "Reasons for the Amendment and the Stock Dividend; Recommendation of the Board of Directors -- Financing Flexibility." Unissued shares of capital stock could be issued in circumstances that would serve to preserve the control of the Company by the Mutual Company and the Company's current management. The Amendment will permit the holders of a majority of the Company's Class B common stock to have a controlling influence over the amendment of the Company's Certificate of Incorporation in the future to increase the number of authorized shares of series preferred stock, Class A common stock and Class B common stock.

STOCKHOLDER INFORMATION

     The Company intends to deliver to the holders of Class A common stock and Class B common stock the same proxy statements, annual reports and other information as it currently delivers to the holders of the existing common stock.

CERTAIN EFFECTS OF THE AMENDMENT AND THE STOCK DIVIDEND

     Effects on Relative Ownership and Voting Powers

     Because the Amendment provides that each share of existing common stock will be reclassified and reverse split into one-third of a share of Class B common stock and because the shares of Class A common stock to be distributed pursuant to the Stock Dividend is to be made to all stockholders in proportion to the number of shares of Class B common stock held on the Stock Dividend Record Date by each stockholder, the relative ownership interest and voting power of each holder of three or more shares of existing common stock will be the same imme-diately after effectiveness of the Amendment and the Stock Dividend as it was immediately prior thereto. Consequently, assuming the Mutual Company retains its shares of Class B common stock, the Amendment will not alter the Mutual Company's present voting power in the Company.

     Stockholders who sell their shares of Class B common stock after the Stock Dividend will lose a greater amount of voting power in proportion to equity than they would have prior to the Stock Dividend. At the same time, stockholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Class B common stock and retain the benefits of the voting power attached to the Class B common stock.

     The Mutual Company has an interest in the approval of the Amendment and the distribution of the Stock Dividend because, as previously discussed, the implementation of the Amendment and the Stock Dividend may enhance the ability of the Mutual Company to retain voting control of the Company. See "Reasons for the Amendment and the Stock Dividend; Recommendation of the Board of Directors." As of the date of this proxy statement, the Mutual Company owned approximately 62% of the outstanding existing common stock of the Company. Accordingly, the Mutual Company will receive 62% of the Class A common stock and approximately 62% of the Class B common stock in connection with the Amendment and the Stock Dividend.

     If the Mutual Company, following the Stock Dividend, were to sell or otherwise distribute all of the shares of Class A common stock received pursuant to the Stock Dividend, the Mutual Company would still have approximately 62% of the voting power in the Company assuming no other change. The foregoing is for illustrative and disclosure purposes only, and is in no way intended to suggest that the Mutual Company has any intention of selling or otherwise distributing any of its shares of Class A common stock or Class B common stock following the Amendment and the Stock Dividend. It is the present intention of the Mutual Company to retain all of its shares of Class B common stock and to sell or otherwise distribute shares of Class A common stock if it sells or otherwise distributes any shares of capital stock of the Company.

     Effect on Market Price

     The market price of shares of the Company's Class A common stock and Class B common stock after implementation of the Amendment, including the Reverse Split, and distribution of the Stock Dividend will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relevant to companies engaged in the property and casualty insurance business. Accordingly, the Company cannot predict the market price at which the Class A common stock and the Class B common stock will trade following the adoption of the Amendment, including the Reverse Split, and the distribution of the Stock Dividend or whether one class will trade at a premium over the other class.

     Trading Market

     Upon effectiveness of the Amendment, including the Reverse Split, approximately 2,958,375 shares of Class B common stock will be issued and outstanding. After the distribution of the Stock Dividend, 5,916,751 shares of Class A common stock will be issued and outstanding. To minimize dilution of the voting power of the Company's existing stockholders, including the Mutual Company, the Company proposes to issue additional shares of Class A common stock rather than Class B common stock in the future to raise equity, finance acquisitions or fund employee benefits (other than obligations to issue Class B common stock upon exercise of stock options that are currently outstanding and under stock purchase programs that are currently in effect). Furthermore, if the Mutual Company were ever to sell or otherwise distribute any of its shares of the Company's capital stock, the Mutual Company is more likely to sell or otherwise distribute shares of Class A common stock. Any such issuance of additional Class A common stock by the Company or dispositions of Class A common stock by the Mutual Company may serve to enhance market activity in the Class A common stock relative to the Class B common stock.

     Effect on Book Value and Earnings Per Share

     Because the Company will have the same number of shares of capital stock outstanding after the Amendment, including the Reverse Split, and the Stock Dividend, the implementation of the Amendment, including the Reverse Split, and the Stock Dividend will have no effect on the book value or earnings per share of the Company.

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


     Registration Provisions of the Securities Act

     Because the existing common stock will be as classified as Class B common stock with essentially the same rights, powers and limitations, the reclassification is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act, and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the Stock Dividend of Class A common stock will not involve a "sale" of a security under the Securities Act or Rule 145. Consequently, the Company is not required to register and has not registered the Class A common stock or the Class B common stock under the Securities Act.

     The existing common stock is registered under Section 12 of the Exchange Act, and, upon the reclassification of the existing common stock as Class B common stock, the Class B common stock will remain registered under the Exchange Act. The Company intends to file a registration statement relating to the Class A common stock under the Exchange Act and anticipates such registration statement will become effective not later than the Stock Dividend Record Date.

     Because the Amendment and the Stock Dividend do not constitute a "sale" of either the Class A common stock or the Class B common stock under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the existing common stock under the Securities Act and Rule 144 thereunder. Class B common stock held immediately upon the effectiveness of the Amendment and shares of Class A common stock received pursuant to the Stock Dividend, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the existing common stock without registration under the Securities Act. Affiliates of the Company, including the Mutual Company, will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

     Nasdaq Stock Market Criteria

     The existing common stock is currently quoted for trading on the Nasdaq National Market, and the Company intends to apply for inclusion of both the Class A common stock and the Class B common stock on the Nasdaq National Market. The Amendment is intended to comply with the rules of the Nasdaq Stock Market that prohibit the disparate reduction or restriction of the voting rights of existing stockholders through any corporate action or issuance. The purpose of the rule is to prohibit stock issuances and other corporate actions that have a "disenfranchising effect" on existing stockholders. The Company presently anticipates that both the Class A common stock and the Class B common stock will be quoted for trading on the Nasdaq National Market. Future issuances of Class A common stock may be subject to further Nasdaq Stock Market approval, and the Company may not issue Class B common stock in the future unless such issuances are approved by the Nasdaq Stock Market, except to honor outstanding commitments to issue Class B common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

        ITEM 3 - APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN FOR EMPLOYEES

DESCRIPTION OF THE 2001 EQUITY INCENTIVE PLAN

     The Board of Directors of the Company adopted the 2001 Equity Incentive Plan, subject to stockholder approval of the 2001 Equity Incentive Plan and the Amendment, the distribution of the Stock Dividend and the listing of the Class A common stock on the Nasdaq National Market. See "Item 2 - Proposal to Amend the Certificate of Incorporation." The purpose of the 2001 Equity Incentive Plan is to further the growth, development and financial success of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company by providing additional incentives to those officers and key employees who are responsible for the management and affairs of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company which will enable them to participate in the growth of the capital stock of the Company.

     The 2001 Equity Incentive Plan will permit the granting of options to purchase Class A common stock of the Company ("Options"), including Options intended to qualify as incentive stock options ("Incentive Stock Options") under
Section 422 of the Code and Options not intended to so qualify ("Non-Qualified Stock Options") to those officers and key employees of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company (as defined in Section 425 of the Code) who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company. Directors of the Company who are not also officers or employees of the Company, the Mutual Company or the subsidiaries of the Company and the Mutual Company are not eligible to participate in the 2001 Equity Incentive Plan. Nothing contained in the 2001 Equity Incentive Plan affects the right of the Company, the Mutual Company or any subsidiary of the Company or the Mutual Company to terminate the employment of an employee.

     Upon the implementation of the 2001 Equity Incentive Plan, no additional options will be granted under the Company's 1996 Equity Incentive Plan, which relates to the Company's existing common stock.

     The total number of shares of Class A common stock that may be the subject of Options granted under the 2001 Equity Incentive Plan may not exceed 1,500,000 shares in the aggregate. If an Option expires or is terminated for any reason without having been fully vested or exercised, the number of shares subject to such Option that have not been purchased or become vested may again be made subject to an Option under the 2001 Equity Incentive Plan. Appropriate adjustments to outstanding Options and to the number or kind of shares subject to the 2001 Equity Incentive Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions involving the Company, including a merger or a sale of all or substantially all of the assets of the Company. The maximum number of shares of Class A common stock for which Options may be granted to any employee in any calendar year may not exceed 300,000 shares.

     The Class A common stock is not currently authorized for issuance or listed for trading. The Company will seek to have the Class A common stock listed for trading on the Nasdaq National Market. Approximately 50 persons will initially be eligible to participate in the 2001 Equity Incentive Plan, including executive officers of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company. No Options have yet been granted to any person and no determination has been made as to the allocation of grants of Options to specific employees under the 2001 Equity Incentive Plan. It is not anticipated that any Options will be granted until the Class A common stock has been authorized for issuance and the shares listed for trading on the Nasdaq National Market.

     The 2001 Equity Incentive Plan will be administered by the Board of Directors of the Company or a committee of two or more members, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act (the "Equity Plan Committee"). The Equity Plan Committee is authorized to (i) interpret the provisions of the 2001 Equity Incentive Plan and decide all questions of fact arising in its application; (ii) select the employees to whom Options are granted and determine the timing, type, amount, size and terms of each such grant and (iii) make all other determinations necessary or advisable for the administration of the 2001 Equity Incentive Plan.

INCENTIVE OPTIONS AND NON-QUALIFIED OPTIONS

     The exercise price of the shares of Class A common stock subject to Options will be set by the Equity Plan Committee but may not be less than 100% of the fair market value of such shares on the date the Option is granted as determined by the Equity Plan Committee.

     Options will be evidenced by written agreements in such form not inconsistent with the 2001 Equity Incentive Plan as the Equity Plan Committee shall approve from time to time. Each agreement will state the period or periods of time within which the Option may be exercised, provided, however, that no Option may be exercised in whole or in part during the first six months after such Option is granted unless expressly permitted by the Committee. The Equity Plan Committee may accelerate the exercisability of any installments upon such circumstances and subject to such terms and conditions as the Equity Plan Committee deems appropriate. Unless the Equity Plan Committee accelerates exercisability, no Option that is unexercisable at the time of the optionee's termination of employment may thereafter become exercisable. No Option may be exercised after ten years from the date of its grant.

     An outstanding Non-Qualified Option that has become exercisable generally terminates up to three years after the termination of employment due to death, retirement or total disability and three months after employment termination for any reason other than retirement, total disability or death. Incentive Stock Options that have become exercisable generally will terminate one year after termination of employment due to total disability or death and three months after an employment termination for any other reason. No Option may be assigned or transferred, except by will or by the applicable laws of descent and distribution. During the lifetime of the optionee, the Option may be exercised only by the optionee.

     The Equity Plan Committee will determine whether Options granted are to be Incentive Stock Options meeting the requirements of Section 422 of the Code. Incentive Stock Options may be granted only to eligible employees. Any such optionee must own less than 10% of the total combined voting power of the Company or of any of its subsidiaries unless at the time such Incentive Stock Option is granted the price of the Option is at least 110% of the fair market value of the Class A common stock subject to the Option and, by its terms, the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant. An optionee may not receive Incentive Stock Options that first become exercisable in any calendar year for shares with an aggregate fair market value determined at the date of grant in excess of $100,000.

     The option price must be paid in full at the time of exercise unless otherwise determined by the Equity Plan Committee. Payment must be made in cash, in shares of Class A common stock or in shares of Class B common stock valued at their then fair market value, or a combination thereof, as determined in the discretion of the Equity Plan Committee. It is the policy of the Equity Plan Committee that any taxes required to be withheld must also be paid at the time of exercise. The Equity Plan Committee may, in its discretion, allow an optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised.

AMENDMENT AND TERMINATION

     The 2001 Equity Incentive Plan will remain in effect until all Options granted under the 2001 Equity Incentive Plan have been satisfied by the issuance of shares, except that no Option may be granted under the 2001 Equity Incentive Plan after April 18, 2011. Without stockholder approval, no amendments may be made to the 2001 Equity Incentive Plan to: (i) materially increase the maximum number of shares that may be issued under the 2001 Equity Incentive Plan, except to reflect adjustments in capitalization as described in the 2001 Equity Incentive Plan; (ii) materially increase the benefits accruing to participants under the 2001 Equity Incentive Plan or (iii) materially modify requirements for eligibility for participation under the 2001 Equity Incentive Plan. In all other respects, the 2001 Equity Incentive Plan can be amended, modified, suspended or terminated by the Board of Directors of the Company or the Equity Plan Committee, except that no modification, amendment or termination may be made to the 2001 Equity Incentive Plan, without the consent of an optionee, if such modification, amendment or termination will negatively affect the rights of the optionee under an Option previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     Based on the advice of counsel, the Company believes that the normal operation of the 2001 Equity Incentive Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this proxy statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this proxy statement. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences. This description may differ from the actual tax consequences of participation in the 2001 Equity Incentive Plan.

     An employee receiving an Option (an "Optionee") will not recognize taxable income upon the grant of the Option, nor will the Company be entitled to any deduction on account of such grant.

     In the case of Non-Qualified Stock Options, the Optionee will recognize ordinary income upon the exercise of the Non-Qualified Stock Option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. An Optionee exercising a Non-Qualified Stock Option is subject to federal income tax withholding on the income recognized as a result of the exercise of the Non-Qualified Stock Option. Such income will include any income attributable to any shares issuable upon exercise that are surrendered, if permitted under the applicable stock option agreement, in order to satisfy the federal income tax withholding requirements.

     Subject to the exceptions described herein, the basis of the shares received by the Optionee upon the exercise of a Non-Qualified Stock Option will be the fair market value of the shares on the date of exercise. The Optionee's holding period will begin on the day after the date on which the Optionee recognizes income with respect to the transfer of such shares, i.e., generally the day after the exercise date. When the Optionee disposes of the shares acquired upon exercise of a Non-Qualified Stock Option, the Optionee will generally recognize capital gain or loss under the Code rules that govern stock dispositions, assuming the shares are held as capital assets, equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in his income when the Non-Qualified Stock Option was exercised. Any net capital gain (i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held and the Optionee's tax bracket. Any net capital loss may be used only to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. The use of shares to pay the exercise price of a Non-Qualified Stock Option, if permitted under the applicable stock option agreement, will be treated as a like-kind exchange under
Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The Optionee will therefore recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the Optionee upon such exercise, will be includible in the gross income of the Optionee. The Optionee's basis in such excess shares will equal the fair market value of such shares on the date of exercise, and the Optionee's holding period with respect to such excess shares will begin on the day following the date of exercise.

     Incentive Stock Options granted under the 2001 Equity Incentive Plan are intended to qualify as incentive stock options under Section 422 of the Code. A purchase of shares upon exercise of an Incentive Stock Option will not result in recognition of income at that time, provided the Optionee was an employee of the Company or certain related corporations described in Section 422(a)(2) of the Code during the entire period from the date of grant of the Incentive Stock Option until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). The employment requirement is waived in the event of the Optionee's death. Of course, in all of these situations, the Incentive Stock Option itself may provide a shorter exercise period after employment ceases than the allowable period under the Code. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference. This tax preference will be included in the Optionee's computation of the Optionee's alternative minimum tax. The basis of the shares received by the Optionee upon exercise of an Incentive Stock Option is the exercise price. The Optionee's holding period for such shares begins on the date of exercise.

     If the Optionee does not dispose of the shares issued to the Optionee upon the exercise of an Incentive Stock Option within one year after such issuance or within two years after the date of the grant of such Incentive Stock Option, whichever is later, then any gain or loss realized by the Optionee on a later sale or exchange of such shares generally will be a long-term capital gain or a long-term capital loss equal to the difference between the amount realized upon the disposition and the exercise price, if such shares are otherwise a capital asset in the hands of the Optionee. Any net capital gain (i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held and the Optionee's tax bracket. Any net capital loss may be used only to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. If the Optionee sells the shares during such period (i.e., within two years after the date of grant of the Incentive Stock Option or within one year after the transfer of the shares to the Optionee), the sale will be deemed a "disqualifying disposition." In that event, the Optionee will recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such Incentive Stock Option or the amount realized from the sale exceeded the amount the Optionee paid for such shares. In the case of disqualifying dispositions resulting from certain transactions, such as gift or related party transactions, the Optionee will realize ordinary income equal to the fair market value of the shares on the date of exercise minus the exercise price. The basis of the shares with respect to which a disqualifying disposition occurs will be increased by the amount included in the Optionee's ordinary income. Disqualifying dispositions of shares may also, depending upon the sales price, result in capital gain or loss under the Code rules that govern other stock dispositions, assuming that the shares are held as a capital asset. The tax treatment of such capital gain or loss is summarized herein.

     Subject to the exceptions described herein, the use of shares of Class A common stock or Class B common stock already owned by the Optionee to pay the purchase price of an Incentive Stock Option will be treated as a like-kind exchange under Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The Optionee will therefore recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the Optionee's basis in such excess shares will equal the amount of cash paid by the Optionee upon the exercise of the Incentive Stock Option, if any, and the Optionee's holding period with respect to such excess shares will begin on the date such shares are transferred to the Optionee. However, if payment of the purchase price upon exercise of an Incentive Stock Option is made with shares acquired upon exercise of an Incentive Stock Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be deemed a "disqualifying disposition" of the shares used for payment subject to the rules described above.

     Under current law, any gain realized by an Optionee, other than long-term capital gain, is taxable at a maximum federal income tax rate of 39.6%. Under current law, long-term capital gain is taxable at a maximum federal income tax rate of 20%.

     The Company will be entitled to a tax deduction in connection with an Option under the 2001 Equity Incentive Plan in an amount equal to the ordinary income realized by the Optionee at the time such Optionee recognizes such income including any ordinary income realized by the Optionee upon a "disqualifying disposition" of an Incentive Stock Option as described herein.

     The foregoing discussion is only a summary of certain of the federal income tax consequences relating to the 2001 Equity Incentive Plan as in effect on the date of this proxy statement. No consideration has been given to the effects of federal estate, state, local and other tax laws upon the 2001 Equity Incentive Plan or upon the Optionee or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN.

        ITEM 4 - APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN FOR DIRECTORS

DESCRIPTION OF THE 2001 DIRECTOR PLAN

     The Board of Directors of the Company adopted the 2001 Director Plan, subject to stockholder approval of the 2001 Director Plan and the Amendment, the distribution of the Stock Dividend and the listing of the Class A common stock on the Nasdaq National Market. See "Item 2 - Proposal to Amend the Certificate of Incorporation." The purpose of the Director Plan is to enhance the ability of the Company and the Mutual Company to attract and retain highly qualified directors, to compensate them for their services to the Company and the Mutual Company and the subsidiaries of the Company and the Mutual Company, as the case may be, and, in so doing, to strengthen the alignment of the interests of the directors with the interests of the stockholders by ensuring ongoing ownership of the Company's Class A common stock.

     The 2001 Director Plan provides for: (i) the grant of non-qualified stock options ("Director Options") to outside directors (an "Outside Director") of the Company and the Mutual Company and (ii) an annual grant to each director of the Company and the Mutual Company (a "Director") of a restricted stock award (a "Restricted Stock Award") of 175 shares of Class A common stock to be issued on the first business day of January in each year, commencing January 2, 2002, provided that the Director served as a member of the Board of Directors of the Company or the Mutual Company during any portion of the prior year. Director Options and Restricted Stock Awards collectively are hereinafter referred to as "Stock Rights." Restricted Stock Awards are made automatically, and no action by the Board of Directors of the Company or the Board of Directors of the Mutual Company will be required. The total number of shares of Class A common stock that may be the subject of grants under the 2001 Director Plan may not exceed 200,000 shares in the aggregate.

     Upon the implementation of the 2001 Director Plan, no additional grants of Stock Rights will be made under the 1996 Director Plan relating to the Company's existing common stock. The Class A common stock is not currently authorized or listed for trading on the Nasdaq National Market. The Company will seek to have the Class A common stock listed for trading on the Nasdaq National Market.

     The number of persons who are eligible to participate in the 2001 Director Plan is currently 12, consisting of directors of the Company and the Mutual Company. No Options or Restricted Stock Awards have been granted under the 2001 Director Plan, and no determination has been made as to the allocation of grants of Options or

Restricted Stock Awards under the 2001 Director Plan, except as described above. The issuance of Stock Rights is subject to approval of the Amendment and the 2001 Director Plan by the stockholders of the Company, the distribution of the Stock Dividend and the listing of the Class A common stock on the Nasdaq National Market.

     Appropriate adjustments to outstanding Options and to the number or kind of shares subject to the 2001 Director Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions involving the Company, including a merger or a sale of all or substantially all of the assets of the Company.

     The 2001 Director Plan is administered by the Board of Directors. The Board of Directors has the power to interpret the 2001 Director Plan, the Director Options and the Restricted Stock Awards, and, subject to the terms of the 2001 Director Plan, to determine who will be granted Director Options, the number of Director Options to be granted to any Outside Director, the timing of such grant and the terms of exercise. The Board of Directors also has the power to adopt rules for the administration, interpretation and application of the 2001 Director Plan. The Board of Directors does not have any discretion to determine who will be granted Restricted Stock Awards under the 2001 Director Plan, to determine the number of Restricted Stock Awards to be granted to each Director or to determine the timing of such grants.

RESTRICTED STOCK AWARDS

     Restricted Stock Awards consist of shares of Class A common stock that are issued in the name of the Director but that may not be sold or otherwise transferred by the grantee until one year after the date of grant. Upon the issuance of shares under a Restricted Stock Award, the Director will have all rights of a stockholder with respect to the shares, except that such shares may not be sold, transferred or otherwise disposed of until one year after the date of grant.

     Restricted Stock Awards will be evidenced by written agreements in such form not inconsistent with the 2001 Director Plan as the Board of Directors shall approve from time to time. Each agreement shall contain such restrictions, terms and conditions as are required by the 2001 Director Plan. Although the Class A common stock comprising each Restricted Stock Award will be registered in the name of the grantee, a restrictive legend shall be placed on the stock certificate.

NON-QUALIFIED STOCK OPTIONS

     The exercise price of Director Options granted under the 2001 Director Plan will be set by the Board of Directors and may not be less than 100% of the fair market value per share of the Class A common stock on the date that the Director Option is granted.

     Director Options will be evidenced by written agreements in such form not inconsistent with the 2001 Director Plan as the Board of Directors shall approve from time to time. Each agreement will state the period or periods of time within which the Director Option may be exercised. The Board of Directors may accelerate the exercisability of any Director Options upon such circumstances and subject to such terms and conditions as the Board of Directors deems appropriate. Unless the Board of Directors accelerates exercisability, no Director Option that is unexercisable at the time of the optionee's termination of service as a Director may thereafter become exercisable. No Director Option may be exercised after ten years from the date of grant. If a Director Option expires or is canceled for any reason without having been fully exercised or vested, the number of shares subject to such Director Option that had not been purchased or become vested may again be made subject to a Director Option under the 2001 Director Plan.

     The option price must be paid in full at the time of exercise unless otherwise determined by the Board of Directors. Payment must be made in cash, in shares of Class A common stock or Class B common stock valued at their then fair market value, or a combination thereof, as determined in the discretion of the Board of Directors. It is the policy of the Board of Directors that any taxes required to be withheld must also be paid at the time of exercise. The Board of Directors may, in its discretion, allow an optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the Director will simultaneously exercise the Director Option and sell the shares acquired thereby and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Director Option has been exercised and the required amount of withholding.

     An outstanding Director Option that has become exercisable generally terminates one year after termination of a Director's service as a Director due to death and three months after termination of a Director's service as a Director for any reason other than death. A Director Option granted under the 2001 Director Plan may be exercised during the lifetime of the optionee only by the optionee.

AMENDMENT AND TERMINATION

     The 2001 Director Plan will remain in effect until all Director Options granted under the 2001 Director Plan have been satisfied by the issuance of shares, except that no Stock Rights may be granted under the Director Plan after April 18, 2011. The Board of Directors may terminate, modify, suspend or amend the 2001 Director Plan at any time, subject to any required stockholder approval or any stockholder approval that the Board of Directors may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. No modification, amendment or termination to the 2001 Director Plan will alter or impair any rights or obligations under any outstanding Stock Right without the consent of the optionee or grantee, as the case may be. No Stock Right may be granted during any period of suspension nor after termination of the 2001 Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The 2001 Director Plan is not a qualified plan under Section 401(a) of the Code. Based on the advice of counsel, the Company believes that the normal operation of the 2001 Director Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this proxy statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this proxy statement. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences. This description may differ from the actual tax consequences of participation in the 2001 Director Plan.

     An optionee will not recognize income for federal income tax purposes upon the receipt of a Director Option, nor will the Company be entitled to any deduction on account of such grant. Such optionee will recognize ordinary taxable income for federal income tax purposes at the time of exercise in the amount by which the fair market value of such shares then exceeds the option price. When the optionee disposes of the shares acquired upon exercise of the Director Option, the optionee will generally recognize capital gain or loss equal to the difference between (i) the amount received upon disposition of the shares and (ii) the sum of the option price and the amount included in the optionee's income when the Director Option was exercised. Such gain will be long-term or short-term depending upon whether the shares were held for at least one year after the date of exercise.

     A grantee of shares of restricted stock pursuant to a Restricted Stock Award will recognize ordinary income for federal income tax purposes in the year of receipt, measured by the value of the shares received determined without regard to the transfer restriction or other restrictions relating to such issue. Any gain or loss recognized upon the sale of the shares will generally be treated as capital gain or loss and will be long-term or short-term depending upon the holding period of the shares.

     Under current law, any gain realized by an optionee or a grantee, as the case may be, other than long-term capital gain is taxable at a maximum federal income tax rate of 39.6%. Long-term capital gain is taxable at a maximum federal income tax rate of 20%.

     The Company will be entitled to a tax deduction in connection with Stock Rights under the 2001 Director Plan in an amount equal to the ordinary income realized by the optionee or grantee, as the case may be, and at the time he recognizes such income.

     The foregoing discussion is only a summary of certain of the federal income tax consequences relating to the 2001 Director Plan as in effect on the date of this proxy statement. No consideration has been given to the effects of federal estate, state, local and other laws (tax or other) upon the 2001 Director Plan or upon the optionee or grantee, so the case may be, or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN FOR DIRECTORS.

           ITEM 5 - APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company adopted the 2001 Employee Stock Purchase Plan (the "2001 Stock Purchase Plan"), subject to stockholder approval of the 2001 Stock Purchase Plan and the Amendment, distribution of the Stock Dividend and the listing of the Class A common stock on the Nasdaq National Market. See "Item 2 - Proposal to Amend the Certificate of Incorporation." The purpose of the 2001 Stock Purchase Plan is to provide eligible employees with an opportunity to acquire or increase their proprietary interest in the Company through the purchase of the Company's Class A common stock at a discount from current market prices. The 2001 Stock Purchase Plan is intended to meet the requirements of Section 423 of the Code.

     The total number of shares of the Company's Class A common stock that are available for issuance under the 2001 Stock Purchase Plan is 300,000 shares. Appropriate adjustments in the number or kind of shares reserved for sale under the 2001 Stock Purchase Plan are provided for in the event of a stock split, stock dividend, share combination or spin-off and certain other types of corporate transactions involving the Company, including mergers, consolidations, reorganizations and reclassifications. The Class A common stock is not currently authorized for issuance or listed for trading. The Company will seek to have the Class A common stock listed for trading on the Nasdaq National Market.

     Upon the implementation of the 2001 Stock Purchase Plan, the Company's 1996 Employee Stock Purchase Plan (the "Prior Plan") will be discontinued and no additional shares of the Company's existing common stock will be issued under that plan.

     The 2001 Stock Purchase Plan is administered by a committee of three employees of the Company (the "Purchase Plan Committee") appointed by the Board of Directors. The Purchase Plan Committee is authorized to adopt rules and regulations from time to time for carrying out the provisions of the 2001 Stock Purchase Plan. Any interpretation or construction of any provision of the 2001 Stock Purchase Plan by the Purchase Plan Committee is final and conclusive as to all persons absent contrary action by the Board of Directors. Any interpretation or construction of any provision of the 2001 Stock Purchase Plan by the Board of Directors is final and conclusive as to all persons.

     Full-time employees of the Company, the Mutual Company and each subsidiary of the Company or the Mutual Company who have completed one month of employment prior to the beginning of an enrollment period are eligible to participate in the 2001 Stock Purchase Plan. An otherwise eligible employee may not purchase shares under the 2001 Stock Purchase Plan if exercising the right to purchase shares of the Company's common stock: (i) would cause the employee to own shares of Class A common stock and Class B common stock that possess 5% or more of the total combined voting power or value of all classes of the Company's stock or any subsidiary of the Company or the Mutual Company or (ii) would cause the employee to have purchase rights under all stock purchase plans of the Company or any subsidiary of the Company or the Mutual Company that meet the requirements of Section 423 of the Code that accrue at a rate that exceeds $25,000 of fair market value of the common stock of the Company or any subsidiary of the Company or the Mutual Company for each calendar year in which such right is outstanding. Separation from employment for any reason constitutes an automatic withdrawal from the 2001 Stock Purchase Plan.

     The 2001 Stock Purchase Plan provides for semi-annual subscription periods, extending from January 1 through June 30 or from July 1 through December 31, respectively, beginning on July 1, 2001 and ending on June 30, 2011.

     Employees enrolled in the Prior Plan as of June 30, 2001 will be deemed to be automatically enrolled for participation in the 2001 Stock Purchase Plan. Thereafter, enrollment for participation in the 2001 Stock Purchase Plan will take place during the month preceding each subscription period, which is either the period from December 1 through December 31 or the period from June 1 through June 30 of each year.

     Payroll deduction is the only payment method available for the purchase of Class A common stock under the 2001 Stock Purchase Plan. Employees may invest a maximum of 10% of their base pay towards the purchase of Class A common stock in any subscription period. At a minimum, an employee must authorize a payroll deduction sufficient to enable such employee to purchase at least ten shares of Class A common stock in any subscription period.

     Subscriptions received under the 2001 Stock Purchase Plan during each subscription period will be held by the Company in a plan account maintained for each employee. At the end of each subscription period, the amount contained in the employee's plan account will be divided by the subscription price for the applicable subscription period, and the employee's plan account will be credited with the resulting number of whole shares. The subscription price for any subscription period will be equal to the lesser of 85% of the closing price of the Class A common stock as reported on the Nasdaq National Market on the last trading day before the first day of the enrollment period with respect to such subscription period or 85% of the closing price of the Class A common stock as reported on the Nasdaq National Market on the last trading day of such subscription period.

     No employee may assign his rights under the 2001 Stock Purchase Plan.
An employee may transfer rights under the 2001 Stock Purchase Plan only by will or by the laws of descent and distribution, and, during an employee's lifetime, such subscription rights shall be exercisable only by the employee.

     Upon the termination of an employee's employment with the Company, the Mutual Company or a subsidiary of the Company or the Mutual Company or an employee's withdrawal from the 2001 Stock Purchase Plan, the amount of any cash credited to the employee's 2001 Stock Purchase Plan account for the current subscription period will be refunded by the Company to the employee without interest. Withdrawal by an officer subject to Section 16 of the Exchange Act, except for withdrawal because of the termination of an officer's employment with the Company, the Mutual Company or a subsidiary of the Company or the Mutual Company, will become effective only at the end of a subscription period. No further payroll deductions will be made with respect to employees that have withdrawn from the 2001 Stock Purchase Plan. An employee's withdrawal from the 2001 Stock Purchase Plan does not affect such employee's eligibility to participate in the 2001 Stock Purchase Plan during succeeding subscription periods. A retiring employee or a beneficiary of a participating employee upon the death of such employee may elect to purchase the appropriate number of whole shares of Class A common stock using the date of retirement or death as though it were the last day of a subscription period.

AMENDMENT AND TERMINATION

     The 2001 Stock Purchase Plan will remain in effect until June 30, 2011 or until all shares available for purchase are purchased under the 2001 Stock Purchase Plan. The Board of Directors of the Company has the right to terminate the 2001 Stock Purchase Plan at any time without notice, as long as no participant's existing rights are adversely affected thereby. Without stockholder approval, no amendments may be made to the 2001 Stock Purchase Plan to: (i) increase materially the benefits accruing to participants under the 2001 Stock Purchase Plan; (ii) increase the total number of shares of Class A common stock subject to the 2001 Stock Purchase Plan; (iii) change the formula by which the price at which the shares of Class A common stock shall be sold is determined or (iv) change the class of employees eligible to participate in the 2001 Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The 2001 Stock Purchase Plan is intended to qualify under the provisions of
Section 423 of the Code. Based on the advice of counsel, the Company believes that the normal operation of the 2001 Stock Purchase Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this proxy statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this proxy statement. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences. This description may differ from the actual tax consequences of participation in the 2001 Stock Purchase Plan.

     No income will be realized for federal income tax purposes by a participant upon the purchase of shares under the 2001 Stock Purchase Plan. For participants who do not dispose of their shares within two years after the date on which the right to purchase was granted nor within one year after their shares were purchased, the gain on sale of the shares following the end of the required holding period (or their increase in value in the event of death prior to sale) will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) an amount equal to the difference between the fair market value of the shares on the date of grant and 85% of such value on such date or (ii) an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount paid for such shares under the 2001 Stock Purchase Plan. Any additional gain will be treated as long-term capital gain assuming the shares are capital assets in the participant's hands. If a participant is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any deduction for federal income tax purposes with respect thereto. For participants who dispose of their shares within two years after the date of grant or within one year after their shares were purchased, the gain on the sale of the shares will, under the present provisions of the Code, be taxed as ordinary income to the extent of the difference between the purchase price of the shares and the fair market value of the shares on the purchase date and such difference will be deductible by the Company for federal income tax purposes. Any additional gain will be treated as long-term or short-term capital gain, depending on whether the shares have been held for more or less than one year from the date they were purchased.

     Under current law, any gain realized by a participant, other than long-term capital gain is taxable at a maximum federal income tax rate of 39.6%. Long-term capital gain is taxable at a maximum federal income tax rate of 20%.

     The foregoing discussion is only a summary of certain of the federal income tax consequences relating to the 2001 Stock Purchase Plan as in effect on the date of this proxy statement. No consideration has been given to the effect of federal estate, state, local and other laws (tax or other) upon the 2001 Stock Purchase Plan or upon the participant or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

               ITEM 6 - ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of KPMG LLP as the Company's independent public accountants for 2001. The Company has been advised by KPMG LLP that none of its members has any financial interest in the Company. Election of KPMG LLP will require the affirmative vote of the holders of a majority of the shares of the Company's existing common stock present in person or represented by proxy at the annual meeting.

     A representative of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by stockholders at the annual meeting.

     Audit Fees. The aggregate fees billed to the Company by KPMG LLP, the independent public accountants for the Company, in connection with (i) the audit of Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 and (ii) the reviews of the consolidated financial statements included in the Company's Form 10-Q quarterly reports for the fiscal year ended December 31, 2000 was $118,000.

     Financial Design and Implementation Fees. No fees were billed by KPMG LLP for information technology services rendered by KPMG LLP during the fiscal year ended December 31, 2000.

     All Other Fees. The aggregate fees billed by KPMG LLP for non-audit services other than information technology services during the fiscal year ended December 31, 2000 was $65,000 for statutory auditing and actuarial reviews.

     The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining KPMG LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

                              STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2002 annual meeting of stockholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 29, 2001.

     Pursuant to Section 2.3 of the Company's By-laws, if a stockholder wishes to present at the Company's 2002 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors for consideration by the Nominating Committee of the Company's Board of Directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in the Company's By-laws, which are summarized below. Written notice of any such proposal containing the information required under the Company's By-laws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 during the period commencing on November 29, 2001 and ending on December 29, 2001.

     A written proposal of nomination for a director must set forth (A) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the Company beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. Only candidates nominated by stockholders for election as a member of the Company's Board of Directors in accordance with the By-law provisions summarized herein will be eligible to be considered by the Nominating Committee for nomination for election as a member of the Company's Board of Directors at the 2002 annual meeting of stockholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at the 2002 annual meeting of stockholders.

     A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in accordance with the By-law provisions summarized above will be eligible for presentation at the 2002 annual meeting of stockholders, and any matter not submitted to the Company's Board of Directors in accordance with such provisions will not be considered or acted upon at the 2002 annual meeting of stockholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                       By Order of the Board of Directors,


                                       /s/DONALD H. NIKOLAUS
                                       -------------------------------------
                                       Donald H. Nikolaus,
                                       President and Chief Executive Officer
March 29, 2001

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

                                                                      APPENDIX A
                                                                      ----------


                               DONEGAL GROUP INC.

                                ----------------

                             AUDIT COMMITTEE CHARTER

                                ----------------

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public and others who rely thereon, the Company's systems of internal accounting and financial controls, the selection, evaluation and retention of independent auditors and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Committee. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board.

MEMBERSHIP

     The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition shall satisfy the requirements of the Audit Committee Policy of The Nasdaq Stock Market. Accordingly, all of the members shall be directors:

     o who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     o who are financially literate or who shall become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee shall have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's role is one of oversight, and the Committee recognizes that the Company's management is responsible for the preparation and publication of the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Committee recognizes that financial management, as well as the independent auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

     o The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     o The Committee shall review on a quarterly basis with the independent auditors any matters required to be discussed by SAS No. 61.

     o The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

     o    The Committee shall:

               o request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

               o discuss with the independent auditors any such disclosed relationship and the impact thereof on the independent auditors' independence; and

               o recommend that the Board take appropriate action to oversee the independence of the independent auditors.

     o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditors.

Adopted by the Board of Directors on June 13, 2000.


                                       A-2


                                                                      APPENDIX B
                                                                      ----------


                         AMENDED AND RESTATED ARTICLE 4
                      OF THE CERTIFICATE OF INCORPORATION

     Article 4 of the Certificate of Incorporation of Donegal Group Inc. (the "Corporation") is hereby amended and restated so that, as amended and restated,
Article 4 shall read in its entirety as follows:

          4. The aggregate number of shares of stock which the Corporation shall have authority to issue is 42,000,000 shares, consisting of (i) 30,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and (iii) 2,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Preferred Stock"). At the time the Certificate of Amendment of the Corporation's Certificate of Incorporation becomes effective (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), and without any further action on the part of the Corporation or its stockholders, the Corporation's Common Stock, par value $1.00 per share, authorized and issued immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified, changed, converted and combined into shares of Class B Common Stock at the rate of one share of Class B Common Stock for each three shares of Old Common Stock; provided, however, that the Corporation shall not issue any fractional shares of Class B Common Stock but, in lieu thereof, the number of shares of Class B Common Stock to which each holder of Old Common Stock would otherwise be entitled shall be rounded up to the next whole number of shares of Class B Common Stock. At the Effective Time, the certificates representing shares of the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation for any purpose.

          (a) The powers, preferences and rights and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

               (i) Except as otherwise required by law or as otherwise provided in this Article 4, each share of Class A Common Stock and each share of Class B Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

               (ii) Except as otherwise required by law or as otherwise provided in the Corporation's Certificate of Incorporation, with respect to all matters upon which the stockholders of the Corporation are entitled to vote, each holder of Class A Common Stock shall be entitled to one-tenth of one vote for each share of Class A Common Stock held and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as otherwise required by the DGCL or the Corporation's Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters to be voted upon by the stockholders of the Corporation.

               (iii) Each share of Class A Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends and distributions, including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Corporation, except that (A) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than a dividend or distribution in cash or property on a share of Class B Common Stock and (B) dividends or other distributions payable on the Class A Common Stock and the Class B Common Stock in shares of capital stock shall be made to all holders of Class A Common Stock and Class B Common Stock and may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock.

               (iv) Except as otherwise specifically provided under clause
          (a)(iii) above, the Corporation shall not split, divide or combine the shares of Class A Common Stock or Class B Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Class A Common Stock and the Class B Common Stock in the same proportion and manner.

               (v) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation, except that, if the consideration paid to the stockholder's of the Corporation shall consist in whole or in part of shares of another entity, the shares of such other entity issued to the holders of the Class B Common Stock may have greater voting rights than the shares of the other entity issued to the holders of the Class A Common Stock.

          (b) The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class of capital stock or into shares of any series of any class of capital stock), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

               (i) Except as otherwise specifically provided in the certificate of designations filed under the DGCL with respect to any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this Article 4.

               (ii) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this
          Article 4, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

               (iii) Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Class A Common Stock and the Class B Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

               (iv) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Class A Common Stock and the Class B Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment thereof in full set aside, before any payments shall be made to the holders of the Class A Common Stock and the Class B Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment thereof in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another entity, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.